AGREEMENT AND PLAN OF MERGER




                   EVERLAST WORLD'S BOXING HEADQUARTERS CORP.
                             EVERLAST HOLDING CORP.
                            EVERLAST WORLDWIDE INC.
                       (f/k/a Active Apparel Group, Inc.)
                            ACTIVE APPAREL NEW CORP.
                                     AND THE
                    STOCKHOLDERS LISTED ON SCHEDULE I HERETO


                              As of August 21, 2000








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                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I TRANSACTIONS AND TERMS OF THE MERGER; EXCHANGE OF SHARES............1
     Section 1.1  Merger......................................................2
     Section 1.2  Time and Place of Closing...................................2
     Section 1.3  Effective Time..............................................2
     Section 1.4  Charter.....................................................2
     Section 1.5  Bylaws......................................................2
     Section 1.6  Directors and Officers......................................2
     Section 1.7  Consideration...............................................2
     Section 1.8  Exchange Procedures.........................................3
     Section 1.9  Rights of Former Stockholders of Everlast...................3
     Section 1.10  Make-Whole Adjustment......................................4


ARTICLE II  REPRESENTATIONS AND WARRANTIES OF EVERLAST,
     EVERLAST HOLDING AND BEN NADORF..........................................5
     Section 2.1 Corporate Existence..........................................5
     Section 2.2 Authorization; Validity......................................5
     Section 2.3 No Breach of Statute or Contract.............................6
     Section 2.4 Subsidiaries.................................................6
     Section 2.5 Capitalization...............................................6
     Section 2.6 Financial Statements.........................................6
     Section 2.7 Absence of Certain Changes or Events.........................7
     Section 2.8 Liabilities..................................................9
     Section 2.9 Taxes........................................................9
     Section 2.10 Proprietary Rights..........................................10
     Section 2.11 Insurance...................................................11
     Section 2.12 Litigation..................................................11
     Section 2.13 Compliance with Laws........................................11
     Section 2.14 Employee Benefit Plans......................................12
     Section 2.15 Labor Matters...............................................15
     Section 2.16 Environmental Matters.......................................16
     Section 2.17 Illegal Payments............................................17
     Section 2.18 Business Relationships......................................18
     Section 2.19 Suppliers and Customers.....................................18
     Section 2.20 Restrictive Documents or Laws...............................18
     Section 2.21 Properties..................................................18


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     Section 2.22 Contracts and Commitments...................................20
     Section 2.23 Accounts Receivable.........................................20
     Section 2.24 Officers, Employees and Compensation........................20
     Section 2.25 Banks; Safe Deposit Boxes...................................21
     Section 2.26 Books of Account; Records...................................21
     Section 2.27 Complete Disclosure.........................................21
     Section 2.28 Formation and Authority of Everlast Holding.................21

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS...................22
     Section 3.1 Shares.......................................................22
     Section 3.2 Stockholder's Addresses, Access to Information,
                 Experience, Etc..............................................22
     Section 3.3 Purchase Entirely for Own Account............................22
     Section 3.4 Restricted Securities........................................22
     Section 3.5 Legends......................................................23
     Section 3.6 Brokers......................................................24

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF AAGP AND
     NEW CORP.................................................................24
     Section 4.1 Corporate Existence..........................................24
     Section 4.2 Authorization; Validity......................................24
     Section 4.3 Capitalization...............................................25
     Section 4.4 Litigation  25
     Section 4.5 No Breach of Statute or Contract.............................25
     Section 4.6 SEC Reports and Financial Statements.........................26
     Section 4.7 Absence of Undisclosed Liabilities...........................26
     Section 4.8 Complete Disclosure..........................................26
     Section 4.9 Formation and Authority of New Corp..........................26
     Section 4.10 Filings.....................................................27

ARTICLE V  COVENANTS..........................................................27
     Section 5.1 Covenant Against Distribution................................27
     Section 5.2 Covenant Against Disclosure..................................28
     Section 5.3 Covenant Against Hiring......................................29
     Section 5.4 Injunctive Relief............................................29
     Section 5.5 Severability.................................................30
     Section 5.6 Further Assurances...........................................30
     Section 5.7 Announcements................................................30
     Section 5.8 Consents.....................................................30
     Section 5.9 George Horowitz Agreements...................................30
     Section 5.10 Ben Nadorf Employment Agreement.............................30
     Section 5.11 David Shechet Consulting Agreement..........................31
     Section 5.12 Wayne Nadorf Employment Agreement...........................31


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     Section 5.13 George Horowitz Option Agreement............................31
     Section 5.14 Registration Rights Agreement...............................31
     Section 5.15 Title Documents Agreements..................................31
     Section 5.16 Life Insurance..............................................31
     Section 5.17 Substance Constitute........................................31
     Section 5.18 Health Insurance............................................32

ARTICLE VI  CLOSING DOCUMENTS.................................................32
     Section 6.1 Deliveries by Stockholders...................................32
     Section 6.2 Deliveries by AAGP and New Corp..............................33

ARTICLE VII  CONDITIONS PRECEDENT TO OBLIGATIONS..............................34
     Section 7.1 Conditions to Obligations of AAGP and New Corp...............34
     Section 7.2 Conditions to Obligations of Stockholders and Everlast.......36

ARTICLE VIII  INDEMNIFICATION.................................................37
     Section 8.1 Survival of Representations, Warranties and Agreements.......37
     Section 8.2 Indemnification..............................................38
     Section 8.3 Limitations on Indemnification...............................39
     Section 8.4 Procedure for Indemnification with
                 Respect to Third-Party Claims................................40
     Section 8.5 Procedure For Indemnification with
                 Respect to Non-Third-Party Claims............................41

ARTICLE IX  MISCELLANEOUS PROVISIONS..........................................41
     Section 9.1 Notices     41
     Section 9.2 Entire Agreement.............................................42
     Section 9.3 Binding Effect; Assignment...................................42
     Section 9.4 Captions    42
     Section 9.5 Expenses of Transaction......................................42
     Section 9.6 Waiver; Consent..............................................43
     Section 9.7 No Third Party Beneficiaries.................................43
     Section 9.8 Counterparts.................................................43
     Section 9.9 Gender      43
     Section 9.10 Governing Law and Jurisdiction..............................43
     Section 9.11 Termination.................................................44



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                    Index of Schedules and Exhibits (OMITTED)

Schedules
                    Description
Schedule I          (List of Stockholders - Stockholders)
Schedule 2.2        (Necessary Third Party Approvals)
Schedule 2.3        (Potentially Conflicting Agreements)
Schedule 2.4        (Subsidiaries)
Schedule 2.6        (Other Liabilities Not Reflected in Financial Statements)
Schedule 2.7        (Certain Changes)
Schedule 2.8        (Material Liabilities)
Schedule 2.9        (Audits and Other Tax Matters)
Schedule 2.10       (Intellectual Property)
Schedule 2.11       (Insurance Policies)
Schedule 2.12       (Litigation)
Schedule 2.13(b)    (Permits)
Schedule 2.14       (Employee Plans)
Schedule 2.14(a)    (Pension Plans)
Schedule 2.14(b)    (Employee Benefit Plans and Benefit Trusts)
Schedule 2.14(h)    (Pension Plan Reportable Events)
Schedule 2.14(i)    (Certain Payments Due to Employees)
Schedule 2.14(j)    (Presence of Stock in Certain Plans)
Schedule 2.14(k)    (Deficiencies)
Schedule 2.14(l)    (Pension Benefit Guaranty Corporation Payments)
Schedule 2.14(m)    (Investigations or Suits Against Certain Plans)
Schedule 2.14(n)    (Benefits Due to Employees)
Schedule 2.14(o)    (Liabilities for Failure to Provide Health Care)
Schedule 2.15       (Labor Matters)
Schedule 2.16       (Environmental Matters)
Schedule 2.18       (Changes to Business Relationships)
Schedule 2.19       (Cancellations of Supplier or Customer Relationships)
Schedule 2.20       (Restrictive Documents or Laws)
Schedule 2.21(a)    (Leases and Defaults Thereof)
Schedule 2.21(b)    (Permitted Liens)
Schedule 2.21(e)    (Financing Statements)
Schedule 2.21(f)    (Personal Property Valued Above $10,000)
Schedule 2.22       (Contracts and Encumbrances Thereof)
Schedule 2.24       (Employee Compensation)
Schedule 2.25       (Bank Accounts)
Schedule 3.1        (Restrictions on Shares)


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Schedule 4.3        (List of Option Holders)
Schedule 4.10       (Government Consents Required)


Exhibits
Exhibit A           (Certificate of Designation of Redeemable Participating
                      Preferred Stock)
Exhibit B           (Form of Ben Nadorf Employment Agreement)
Exhibit C           (Form of Wayne Nadorf Employment Agreement)
Exhibit D           (Form of David Shechet Consulting Agreement)
Exhibit E           (Form of George Horowitz Option Agreement)
Exhibit F           (Form of Registration Rights Agreement)
Exhibit G           (Form of Legal Opinion of Counsel to Everlast, Everlast
                      Holding and Stockholders)
Exhibit H           (Form of Legal Opinion of Counsel to Active Apparel
                      Group, Inc. and Active Apparel New Corp.)
Exhibit I           (Environmental Matters Representations and Warranties
                      Definitions)

                          AGREEMENT AND PLAN OF MERGER


                        THIS AGREEMENT AND PLAN OF MERGER dated as of August 21, 2000, is by and among Everlast World's Boxing Headquarters Corp., a New York corporation ("Everlast"), Everlast Holding Corp., a Delaware corporation and parent corporation of Everlast ("Everlast Holding"), each of the stockholders listed on Schedule I hereto (each a "Stockholder" and collectively, "Stockholders"), Everlast Worldwide Inc. (f/k/a Active Apparel Group, Inc.), a Delaware corporation ("AAGP"), and Active Apparel New Corp., a Delaware corporation and a wholly-owned subsidiary of AAGP ("New Corp.").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                                    PREAMBLE

                        The Boards of Directors of Everlast, Everlast Holding, AAGP and New Corp. are of the opinion that the transactions described herein are in the best interests of the parties and their respective stockholders. This Agreement provides for the acquisition of Everlast Holding, and indirectly its wholly-owned subsidiary Everlast, by AAGP pursuant to a merger whereby Everlast Holding merges with and into New Corp. At the effective time of the Merger (as hereinafter defined), the outstanding shares of the capital stock of Everlast Holding, no par value per share (the "Everlast Common Stock") shall be converted into (i) the shares of Common Stock, $ .002 par value per share, of AAGP (the "AAGP Common Stock"), and (ii) shares of Redeemable Participating Preferred Stock of AAGP. As a result, Stockholders shall become shareholders of AAGP, Everlast Holding shall be merged into New Corp. and shall cease to exist, and New Corp. shall continue to conduct the business and operations of Everlast as a wholly-owned subsidiary of AAGP.

                        The transactions described in this Agreement have been approved by Stockholders, who constitute all of the stockholders of Everlast Holding, and the satisfaction of certain other conditions described in this Agreement.

                        It is the intention of the parties to this Agreement that the Merger shall qualify for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, as amended (the "Code").

                        NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:



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                                    ARTICLE I
                                    ---------
            TRANSACTIONS AND TERMS OF THE MERGER; EXCHANGE OF SHARES
            --------------------------------------------------------

                        Section 1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined), Everlast
Holding shall be merged with and into New Corp. in accordance with the provisions of Section 251 of the Delaware General Corporation Law (the "DGCL") and with the effect provided in Sections 259 and 261 of the DGCL (the "Merger"). New Corp. shall be the surviving corporation of the Merger (the "Surviving Corporation"), shall continue to be a wholly-owned subsidiary of AAGP and governed by the laws of the State of Delaware. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Everlast, Everlast Holding, AAGP and New Corp. and approved by each Stockholder.

                        Section 1.2 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") will take place on the date that the Effective Time occurs but in no event later than, or at such other time as the parties, acting through their authorized officers, may mutually agree (the date on which such closing occurs being hereinafter referred to as the "Closing Date"). The Closing shall be held at the office of AAGP's counsel, Olshan Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, New York 10022-1170.

                        Section 1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger (the "Certificate of Merger") shall become effective with the Secretary of State of the State of Delaware (the "Effective Time").

                        Section 1.4 Charter. The Certificate of Incorporation of New Corp. in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until otherwise amended or repealed.

                        Section 1.5 Bylaws. The Bylaws of New Corp. in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

                        Section 1.6 Directors and Officers. The directors and officers of New Corp. in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the respective directors and officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                        Section 1.7 Consideration. Subject to the provisions of this Section 1.7 through Section 1.9 hereof, at the Effective Time, by virtue of the Merger and without any action on the part of Everlast, Everlast Holding, AAGP, New Corp. or the stockholders of any of the foregoing, the shares of the constituent corporations to the Merger shall be converted as follows:

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                        (a)  Each  share  of  AAGP  Common   Stock   issued  and
outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                        (b) Each share of common stock, $.01 par value of New Corp. (the "New Corp Common Stock") issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                        (c) All of the shares of Everlast Common Stock issued and outstanding at the Effective Time shall cease to be outstanding. The Stockholders will then be issued or delivered, as the case may be, the following consideration for the Everlast Common Stock:

                             (i) 125,000 shares of AAGP Common Stock (the "Payment Shares") to be issued and delivered by AAGP to each Stockholder as set forth next to each such Stockholder's name on Schedule I hereto.

                             (ii) 380,000 Shares of additional Common Stock (the "Additional Shares") to be issued and delivered by AAGP to each Stockholder as set forth next to each such Stockholder's name on Schedule I hereto.

                             (iii) 45,000 Shares of Redeemable Participating Preferred Stock of AAGP in the form set forth as Exhibit A hereto (the "Redeemable Preferred Stock") and having an aggregate redemption value of $45 million. AAGP shall issue and deliver to each Stockholder such number of shares of Redeemable Preferred Stock as set forth next to each such Stockholder's name on Schedule I hereto.

                             (iv) $10 million in cash. AAGP shall pay to each Stockholder such amount as set forth next to each such Stockholder's name on Schedule I hereto.

                        Section 1.8 Exchange Procedures. At the Closing, each holder of shares of Everlast Common Stock issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to AAGP and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 1.7(c) of this Agreement. The certificate or certificates of Everlast Common Stock so surrendered shall be duly endorsed in blank for transfer or accompanied by separate stock powers duly executed in blank.

                        Section 1.9 Rights of Former Stockholders of Everlast. At the Effective Time, the stock transfer book of Everlast Holding shall be closed as to holders of Everlast Common Stock immediately prior to the Effective Time and no transfer of Everlast Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 1.8 of this Agreement, each certificate theretofore representing shares of



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

Everlast Common Stock shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 1.7(c) of this Agreement in exchange therefor, subject, however, to Everlast Holding's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Everlast Holding in respect of its shares of Everlast Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by AAGP on the AAGP Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all AAGP Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of AAGP Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Everlast Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in
Section 1.8 of this Agreement. However, upon surrender of such certificate, the AAGP Common Stock certificate (together with all such undelivered dividends or other distributions without interest), any undelivered dividends and cash payments payable hereunder (without interest), and the Redeemable Preferred
Stock shall be delivered with respect to each share represented by such certificate.

                        Section 1.10 Make-Whole Adjustment. (a) In the event that, on the fifth anniversary of the Closing Date, the sum of (i) the Gross Proceeds (as defined herein) received by the Stockholders from the sale of the Additional Shares, and (ii) the Market Value (as defined herein) of any remaining Additional Shares then held by the Stockholders, is less than $5 million (the "Deficit"), AAGP shall issue pro-rata to the Stockholders a number of additional shares of AAGP Common Stock (the "Make-Whole Shares") equal to the Deficit divided by the Market Value; provided, however, that if such issuance results in the Stockholders holding in excess of 20% of the outstanding shares of AAGP Common Stock, AAGP may satisfy all or any portion of the Deficit through a cash payment made within sixty (60) days after the fifth anniversary of the Closing Date. For purposes of this Section 1.10, Gross Proceeds shall be the aggregate sales price received by the Stockholders from the sale of Additional Shares (prior to any deduction of sales commissions or similar charges). Market Value means (i) if shares of the Common Stock are listed or admitted for trading on a national securities exchange, the average of the bid and ask prices at the close of each trading day of a share of Common Stock on the Nasdaq Small Cap Market, or the Corporation's then principal trading market, for the 10 consecutive trading days ending on the second business day prior to the fifth year anniversary of the Closing Date or (ii) if no such quotations are available for such 10-day period, as determined in good faith by the Board of AAGP. Also for purposes of this Section 1.10, any sales by the Stockholders of AAGP Common Stock shall be deemed to be sales of Additional Shares.

            (b) If AAGP agrees to merge or consolidate with another entity and AAGP is not the surviving entity upon consummation of such merger or consolidation, and the closing of such transaction occurs prior to the five year anniversary of the Closing Date, the entity surviving such transaction shall have the obligation to issue to the Stockholders, at its option and on the five year anniversary of the Closing Date, additional shares of the surviving entity whose aggregate market value is equal to what the Stockholders would have received if the merger or consolidation transaction did not occur, or cash in an amount equal to the Deficit.


                                   ARTICLE II
                                   ----------
               REPRESENTATIONS AND WARRANTIES OF EVERLAST HOLDING,
               ---------------------------------------------------
                             EVERLAST AND BEN NADORF
                             -----------------------

                        Everlast Holding, Everlast, and Ben Nadorf hereby, jointly and severally, represent and warrant to AAGP and New Corp. as of the date hereof as follows:

                        Section 2.1 Corporate Existence. Everlast Holding, Everlast and the subsidiaries set forth on Schedule 2.4 (each a "Subsidiary" and collectively, the "Subsidiaries") are corporations duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation and have the corporate power to own, operate or lease their properties and to carry on their businesses as now being conducted. Complete and correct copies of the Certificates of Incorporation of Everlast Holding, Everlast and the Subsidiaries, and all amendments thereto, certified by the Secretary of State of their respective States of incorporation, and of the By-Laws of Everlast Holding, Everlast and the Subsidiaries, and all amendments thereto, certified by the Secretaries of Everlast Holding, Everlast and the Subsidiaries, respectively, have been heretofore delivered to AAGP and New Corp.

                        Section 2.2 Authorization; Validity. Everlast, Everlast Holding, and the Stockholders have all requisite corporate power and authority to enter into this Agreement, perform its obligations hereunder and to consummate the transactions contemplated hereby without the approval of any third party except as listed on Schedule 2.2 hereto. All necessary corporate action has been taken by Everlast, Everlast Holding and the Stockholders with respect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. The execution and delivery of this Agreement and the performance by Everlast Holding and Everlast of its obligations hereunder have been duly authorized by their Boards of Directors and no further authorization on the part of Everlast Holding and Everlast is necessary to authorize the execution and delivery by them of, and the performance of their obligations under, this Agreement. Except as set forth on
Schedule 2.2 hereto, there are no corporate, contractual, statutory or other restrictions of any kind upon the power and authority of Everlast Holding and Everlast to execute and deliver this Agreement and to consummate the transactions contemplated hereunder and no action, waiver or consent by any foreign, Federal, state, municipal or other governmental department, commission or agency ("Governmental Authority") is necessary to make this Agreement an instrument binding upon Everlast Holding, Everlast and the Stockholders in accordance with its terms. This Agreement has been duly executed and delivered by Everlast Holding , Everlast and the Stockholders and constitutes, legal, valid and binding obligations of Everlast Holding, Everlast and the Stockholders, enforceable in accordance with their terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

                        Section 2.3 No Breach of Statute or Contract. Neither the execution and delivery of any of this Agreement nor the consummation by Everlast Holding, Everlast or the Stockholders of the transactions contemplated hereby, nor compliance by Everlast Holding, Everlast or the Stockholders with any of the provisions hereof, will violate or cause a default under any statute (domestic or foreign), judgment, order, writ, decree, rule or regulation of any court or Governmental Authority applicable to Everlast Holding, Everlast or any Subsidiary, or any of their properties; breach or conflict with any of the terms, provisions or conditions of the Certificates of Incorporation or By-Laws of Everlast Holding, Everlast or any Subsidiary; or, except as provided on
Schedule 2.3 hereto, violate, conflict with or breach any agreement, contract, mortgage, instrument, indenture or license to which Everlast Holding, Everlast or any Subsidiary is a party or by which Everlast Holding, Everlast or any Subsidiary is or may be bound, or constitute a default (in and of itself or with the giving of notice, passage of time or both) thereunder, or result in the creation or imposition of any encumbrance upon, or give to any other party or parties any claim, interest or right, including rights of termination or cancellation in, or with respect to, any of Everlast Holding's, Everlast's, or any Subsidiary's properties or the shares of Everlast Common Stock.

                        Section 2.4 Subsidiaries. Everlast is a wholly-owned subsidiary of Everlast Holding. Except as set forth on Schedule 2.4 hereto, neither Everlast Holding nor Everlast has any other subsidiaries or equity investments in any other corporation, association, partnership, joint venture or other entity.

                        Section 2.5 Capitalization. Everlast authorized capital stock consists of 100 shares, of which 62 shares are issued and outstanding, included in which are 31 shares held in the treasury as shown in the Financial Statements (as defined hereafter). All issued and outstanding shares of Everlast capital stock are duly authorized and issued, fully paid and non-assessable. Everlast Holding authorized capital stock consists of 31 shares, all of which shares are issued and outstanding. No shares of Everlast Holding capital stock are owned directly or indirectly by Everlast Holding. All issued and outstanding shares of Everlast Holding capital stock are duly authorized and issued, fully paid and non-assessable. There are no subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements of any kind relating to the issuance, sale or transfer of any shares of Everlast Holding and Everlast capital stock including, without limitation, any rights of conversion or exchange under any outstanding securities or other instruments. There are no voting trusts or other agreements or understandings of any kind with respect to Everlast Holding's and Everlast's outstanding capital stock.

                        Section 2.6 Financial Statements. The following consolidated financial statements, together with the notes thereto, prepared by Weinick, Sanders, Leventhal & Co., L.L.P., independent public accountants, will have been previously delivered (or in the case of the compiled unaudited balance sheet as of June 30, 2000 and the compiled unaudited consolidated statement of income and retained earnings for the six month ended June 30, 2000, will be delivered) to AAGP and New Corp. (collectively the "Financial Statements"):

                        (a) audited consolidated balance sheets of Everlast and its Subsidiaries as of December 31, 1999, 1998 and 1997 and compiled unaudited consolidated balance sheet of Everlast and its Subsidiaries as of June 30, 2000 (the "Balance Sheets");

                        (b) audited consolidated statements of income and retained earnings of Everlast and its Subsidiaries for the 12 month periods ended December 31, 1999, 1998 and 1997 and compiled unaudited consolidated statement of income and retained earning of Everlast and its
                        Subsidiaries for the six month period ended June 30, 2000 (the "Income Statements"); and

                        (c) audited consolidated statements of cash flows of Everlast and its Subsidiaries for the 12 month periods ended December 31, 1999, 1998 and 1997 (the "Cash Flow Statements").

            The consolidated statements of Everlast World's Boxing Headquarters and its Subsidiaries as of December 31, 1999, 1998, 1997 and for the years then ended were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied. Except as disclosed by management on Schedule 2.6 hereto, Everlast and its Subsidiaries had at December 31, 1999 no liability or obligation of any kind or manner, either liquidated, unliquidated, direct accrued, absolute, contigent or otherwise, whether due or to become due, except as incurred in the ordinary course of business , which required to be reflected by GAAP in the financial statements and which were not accurately reflected in the consolidated financial statements.

                        The compiled consolidated financial statements as of June 30, 2000 and for the six months and three months then ended will be the representations of management. Weinick Sanders Leventhal & Co., Everlast's independent public accountants, has neither audited nor reviewed those consolidated financial statements and supplementary information and, accordingly, do not express an opinion or any other form of assurance on them. The consolidated balance sheet at June 30, 2000 will show a cash balance of not less than $14 million and Net Cash (as hereinafter defined) of not less than $12.5 million. Net Cash shall mean total Cash minus Accounts Payable.

                        Section 2.7 Absence of Certain Changes or Events. Except as set forth on Schedule 2.7 hereto, since December 31, 1999 there has not been with respect to Everlast:

                        (a)  Any  change  in its  business  operations  (as  now
            conducted or as presently proposed to be conducted), assets, properties or rights, prospects or condition (financial or otherwise), or combination thereof (collectively, the "Business") which reasonably could be expected to have a material adverse effect on the Business as presently conducted, properties, assets, liabilities, financial condition or operations of Everlast(a "Material Adverse Effect").

                        (b) Any  transaction  entered  into or carried out other
            than in the ordinary and usual course of its business including, without limitation, any such transaction resulting in the incurrence of liabilities or obligations;

                        (c) Any  material  change  made in the  methods of doing
            business or in the accounting principles or practices or the method of application of such principles or practices;

                        (d) Any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to any of its properties which will not be discharged prior to the Closing Date except for financing statements filed by personal property lessors as a matter of notification only or liens for taxes, assessments, governmental charges or levies that are not yet due and payable, liens with respect to the non-material claims of contractors, materialmen, mechanics and similar persons, any liens or imperfections of title which are matters of record which do not render title unmarketable (collectively, "Permitted Liens");

                        (e) Except in the  ordinary  course of business and in a
            manner consistent with past practice, any sale, lease or other disposition of, or any agreement to sell, lease or otherwise dispose of any of its properties, assets, individually or in the aggregate in excess of $100,000 or any agreement to provide services for consideration greater than $50,000;

                        (f) Except in the  ordinary  course of business and in a
            manner consistent with past practice, any purchase of or any agreement to purchase capital assets or any lease or any agreement to lease, as lessee, any capital assets, individually or in the aggregate in excess of $100,000;

                        (g) Any modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to any term, condition or provision of any contract, agreement, license or other instrument to which Everlast is a party, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of its business;

                        (h) The execution of any contract, agreement, license or
            other instrument by Everlast or the commitment to do any of the foregoing;

                        (i) Any declaration of, or dividend or other distribution to Everlast's stockholders, purchase, redemption or reclassification of any of Everlast's capital stock or stock split, stock dividend, exchange or recapitalization or execution of any agreement in respect of the foregoing;

                        (j) Any  change  in any  assets,  licenses,  permits  or
            franchises (which change is material and adverse to the business), financial condition, results of operations or prospects of Everlast, or any change in the nature of the business, or manner of conducting the business, of Everlast which has had, or may reasonably be expected to have, a material adverse effect on its business, financial condition, results of operations, prospects, assets, licenses or permits;

                        (k) Any damage,  destruction or similar loss, whether or
            not covered by insurance, adversely affecting the Business;

                        (l) Any increase in the rate of  compensation  or in the
            benefits payable or to become payable by Everlast to any of its employees over the level in effect at December 31, 1999 other than increases required by contracts disclosed pursuant hereto.


                        Section 2.8 Liabilities. Except as reflected on the Financial Statements of Everlast as of December 31, 1999 or set forth on
Schedule 2.8 hereto, Everlast has no material liability or obligation of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise and whether due or to become due).

                        Section 2.9 Taxes. Except as set forth on Schedule 2.9 hereto:

                        (a) Everlast and the Subsidiaries have duly filed all federal, state, local and foreign tax returns and tax reports required to be filed by them for all periods up to and including December 31 1998 and is not beneficiary of any extension of time within which to file such returns, all such returns and reports are true, correct and complete, none of such returns and reports has been amended, and all taxes, assessments, fees and other governmental charges shown to be due under such returns and reports have been fully paid for all periods up to, and including, December 31, 1998 or will be timely paid and all estimated tax payments for the calendar year 2000 have been or will be timely paid; and with respect to the tax returns for the year ended December 31, 1999, all such returns will have been filed and payments shown to be due therein will have been paid by Everlast by September 15, 2000 pursuant to a valid extension.

                        (b) As  disclosed  on  Schedule  2.9,  Everlast  and the
            Subsidiaries have pending federal tax audits and has not concluded any agreement with any federal, state, local or foreign tax authority that may affect the subsequent tax liabilities of Everlast or any Subsidiary. To the extent such audits have been completed,
            Schedule 2.9 hereto sets forth the dates and results of any and all audits of federal, state, local and foreign tax returns of Everlast and its Subsidiaries performed by federal, state, local or foreign taxing authorities. No waivers of any applicable statutes of limitations are outstanding. All deficiencies proposed as a result of any completed audits have been paid or settled;

                        (c) Neither Everlast nor any Subsidiary has any liabilities for state or federal taxes based on income other than as reflected on the Financial Statements or arising in the ordinary course of business since December 31, 1999 except for possible assessment that may arise as a result of ongoing or future audits.

                        (d) Everlast and the Subsidiaries have withheld and paid
            all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party;

                        (e) The Stockholders  have delivered to AAGP correct and
            complete copies of all federal and state income tax returns, examination reports, and statements of deficiencies assessed against or agreed to by Everlast and its Subsidiaries since January 1, 1996;

                        (f) Everlast and its Subsidiaries have not filed a consent under Code ss.345(f) concerning collapsible corporations. Everlast and its Subsidiaries have not made any payments, are not obligated to make any payments, or are not parties to any agreement that under certain circumstances could obligate them to make any payments that will not be deductible under Code ss.280G. Neither Everlast nor any of its Subsidiaries are parties to any tax allocation or sharing agreement. Everlast and its Subsidiaries have
            (a) not been members of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Everlast) or (b) any liability for the taxes of any other person under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise;

                        (g) Without  limiting the  foregoing,  (i) the books and
            records of Everlast and its Subsidiaries include adequate provision (in accordance with GAAP) for all taxes and assessments and governmental charges that have been assessed against Everlast and its Subsidiaries for all periods ending on or prior to the Closing Date, and (ii) Neither Everlast nor its Subsidiaries are, as of the Closing Date, and will not be as of the Closing Date, liable for taxes, assessments, fees or governmental charges for which Everlast and its Subsidiaries have not made adequate provision on its books and records except possible taxes and other charges resulting from tax audits; and

                        (h) The  Merger  will not give rise to any New York City
            or New York State real property transfer taxes.

                        Section 2.10 Proprietary Rights. Schedule 2.10 hereto sets forth all patents, inventions, trade secrets, processes, proprietary rights, proprietary knowledge, know-how, computer software, trademarks, names, service marks, trade names, registered copyrights, symbols, logos, franchises and permits of Everlast or any Subsidiary and all applications therefor, registrations thereof and licenses, sublicenses or agreements in respect thereof which Everlast or any Subsidiary own or has the right to use or to which Everlast or any Subsidiary is a party and all filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office or offices (collectively, the "Proprietary Rights"). Except as set forth on Schedule 2.10 hereto, Everlast or any Subsidiary is the sole and exclusive owner of all right, title and interest in and to all Proprietary Rights free and clear of all liens, claims, charges, equities, rights of use, encumbrances and restrictions whatsoever. The Business as conducted prior to the Closing Date was not, is not and will not be in contravention of any patent, trademark, copyright or other Proprietary Right of any third party.

                        Except as set forth on Schedule 2.10 hereto, none of the Proprietary Rights has been hypothecated, sold, assigned or licensed by Everlast, any of its Subsidiaries or any other person, corporation, firm or other legal entity and none of the Proprietary Rights infringe upon or violate the rights of any person, firm, corporation, or other legal entity. Everlast or any Subsidiary has not given any indemnification against patent, trademark or copyright infringement as to any equipment, materials, products, services or supplies that Everlast or any Subsidiary uses, licenses or sells; there is not pending or threatened any claim to sell, engage in or employ any such product, process, method or operation.

                        Section 2.11 Insurance. Schedule 2.11 hereto lists all policies of life, fidelity bonds, casualty, liability and other forms hereto of insurance owned or held by Everlast, or owned and held by the licensees of Everlast for the benefit of Everlast, true and complete copies of which have been heretofore delivered to AAGP, and all such policies are currently in full force and effect. Everlast and the Stockholders have not received any notice from any insurer thereunder with respect to the cancellation of any such insurance. All premiums due and payable on such policies have been paid. Other than with respect to customary deductible amounts (which is $10,000 for product liability claims), Everlast is not a co-insurer under any term of any insurance policy. Everlast will use its best efforts to keep such policies duly in force with all premiums paid through a date not less than 10 days after the Closing Date.

                        Section 2.12 Litigation. Except as set forth on Schedule
2.12 hereto, there are no claims, actions, suits or proceedings pending or threatened against or affecting Everlast Holding or Everlast (or any officer or director of Everlast Holding or Everlast) or any of Everlast's properties, before any federal, state, local or foreign court or other governmental body. Everlast Holding or Everlast is not subject to or in default with respect to any judgment, order, writ, injunction or decree or any governmental restriction.

                        Section 2.13 Compliance with Laws.

                        (a) Everlast  Holding and Everlast is in  compliance  in
            all material respects with all laws including, without limitation, all Environmental Laws (as hereinafter defined), ordinances, rules, codes, regulations and orders applicable to it, the Business and the Properties (as hereinafter defined) and has no notice or knowledge of any violations, whether actual, claimed or alleged, thereof.

                        (b)  Schedule   2.13(b)  hereto  lists  all  franchises,
            licenses, permits, Environmental Permits (as hereinafter defined) consents, authorizations, approvals and certificates of any Governmental Authority or body used in conducting the Business or in occupying and using each of the Properties (collectively, the "Permits"). Each of the Permits is currently valid and in full force and effect and the Permits constitute all franchises, licenses, permits, consents, authorizations, approvals and certificates of any regulatory, administrative or other governmental agency or body necessary to the conduct of the Business or in occupying and using each of the Properties. Everlast Holding and Everlast is not in violation of any of the Permits and there is no pending or threatened proceeding which could result in the revocation or cancellation of, or inability of Everlast Holding and Everlast to renew, any Permit. There are no Permits that are nontransferable or require consent or other action to remain in full force and effect following the consummation of the transactions contemplated hereby.

                        Section 2.14 Employee Benefit Plans. Schedule 2.14 hereto comprises a listing of each bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, liability, insurance, incentive, deferred compensation, and other similar fringe or employee benefit plans, programs or arrangements for the benefit of or relating to, any employee of, or independent contractor or consultant to, and all other compensation practices, policies, terms or conditions, whether written or unwritten (the "Employee Plans") which Everlast presently maintains, to which Everlast presently contributes or under which Everlast has any liability and which relate to employees or independent contractors of Everlast. The Employee Plans administered by Everlast have been administered in all material respects in accordance with all requirements of applicable law and terms of each such plan. Each Employee Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority, has been so qualified, registered or approved by the appropriate governmental agency or authority and, to the best of Everlast's or Stockholders' knowledge, nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval. All contributions (including premiums) in material amounts required by law or contract to have been made or accrued by Everlast under or with respect to any Employee Plan have been paid or accrued by Everlast, as the case may be. Without limiting the foregoing, there are no material unfunded liabilities under any Employee Plan. Neither Everlast nor the Stockholders have received notice of any investigation, litigation or other enforcement action against Everlast with respect to any of the Employee Plans. There are no pending actions, suits or claims by former or present employees of Everlast (or their beneficiaries) with respect to Employee Plans or the assets or fiduciaries thereof (other than routine claims for benefits).


                        (a) Each "employee  pension benefit plan," as defined in
section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by Everlast or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with Everlast ("ERISA Affiliate") under section 414(b), (c), (m) or
(o) of the Internal Revenue Code of 1986, as amended (the "Code") or to which Everlast or any ERISA

Affiliate contributed or is obligated to contribute thereunder (the "Pension Plans"), is listed on Schedule 2.14(a). All such plans that are intended to qualify under section 401 et seq. of the Code do so qualify, the trusts maintained pursuant thereto (the "Pension Trusts") that are intended to be exempt from federal income taxation under section 501 of the Code are so exempt, and Everlast has received a determination letter from the Internal Revenue Service (the "IRS") with respect to each such Pension Plan and each such Pension Trust to the effect that such Pension Plan is qualified and such Pension Trust is exempt. No such determination letter has been revoked, no revocation has been threatened and nothing has occurred with respect to the operation of any Pension Plan that could reasonably be expected to cause such revocation. Except as described on Schedule 2.14 (a), none of the Pension Plans or Pension Trusts have been amended since the effective date of each respective determination letter.

                        (b) Each "employee  welfare benefit plan," as defined in
section 3(1) of ERISA, each other employee benefit arrangement or payroll practice, including, without limitation, all severance pay, sick leave, vacation pay, salary continuation for disability, retirement, deferred compensation, bonus, long-term incentive, stock option, stock purchase, hospitalization, medical insurance, life insurance, and scholarship plans or programs maintained by Everlast or to which Everlast contributed or is obligated to contribute thereunder (all such plans being hereinafter referred to as the "Employee Benefit Plans") and each trust maintained pursuant to an Employee Benefit Plan (the "Benefit Trusts") is listed on Schedule 2.14(b). Everlast has received a determination letter from the IRS with respect to each Employee Benefit Trust that is intended to be exempt from federal taxation under section 501 of the Code. No such determination letter has been revoked, no revocation has been threatened, and nothing has occurred with respect to the operation of any Employee Benefit Trust that could reasonably be expected to cause such revocation. Except as described on Schedule 2.14(b), none of the Employee Benefit Trusts have been amended since the effective date of each respective determination letter.

                        (c) Everlast has delivered to AAGP (i) a true, correct, and complete copy of each Pension Plan, including copies of all amendments made since the most recent favorable determination letter, or Employee Benefit Plan, or, in the case of any unwritten Employee Benefit Plan, descriptions thereof;
(ii) copies of the three most recent annual reports (Form 5500 series) filed with the IRS with respect to each Pension Plan or Employee Benefit Plan for which such report is required by applicable law, including, without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants; (iii) the most recent summary plan description for each Pension Plan or Employee Benefit Plan for which such a summary plan description is required by applicable Law; (iv) each trust agreement and insurance or annuity contract relating to any Pension Plan or Employee Benefit Plan; and (v) each service agreement and other administrative contract relating to any Pension Plan or Employee Benefit Plan.

                        (d) Everlast and any ERISA Affiliate have not incurred any liability on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of ERISA ss.ss.4205 and 4203, respectively) from any multi-employer plan, no such liability has been asserted, and there are no events or circumstances which could result in any such partial or complete withdrawal; and

Everlast and any ERISA Affiliate are not bound by any contract or agreement or has any obligation or liability described in ERISA ss.4204. Each multi-employer plan complies in form and has been administered in accordance with the requirements of ERISA and, where applicable, the Code, and each multi-employer plan is qualified under Code ss.401(a).

                        (e) There is no violation of ERISA, the Code or other applicable law with respect to the filing of reports, returns, and other similar documents required to be filed with any governmental agency with respect to any Pension Plan or Employee Benefit Plan. All reports, returns or similar documents required to be distributed to any Pension Plan or Employee Benefit Plan participant have been timely distributed.

                        (f) The Pension Plans and Employee Benefit Plans have been maintained and administered in accordance with their terms and with all provisions of ERISA, the Code and other applicable Law, and neither Everlast or any "party-in-interest" or "disqualified person" with respect to the Pension Plans and the Employee Benefit Plans has engaged in a "prohibited transaction" within the meaning of section 4975 of the Code or section 406 of ERISA. Everlast and each ERISA Affiliate has performed all of its obligations currently required to have been performed under all Pension Plans and Employee Benefit Plans. No event has occurred that could subject Everlast, any ERISA Affiliate or any Pension Trust or Employee Benefit Trust, as applicable, to any tax liability arising under section 511 of the Code that has not been timely paid. Everlast and all ERISA Affiliates have complied with all obligations imposed by section 4980B of the Code.

                        (g) None of Everlast, any trustee, administrator or other fiduciary has engaged in any transaction or acted in a manner that could, or failed to act so as to, subject Everlast or any fiduciary to any liability for breach of fiduciary duty under ERISA or other applicable Law. With respect to any Pension Plan and Employee Benefit Plan, Pension Trust or Employee Benefit Trust, no insurance contract, annuity contract, or other agreement or arrangement will impose a penalty, discount, sales charge, or other reduction on account of the withdrawal of assets from such organization or the change in investment or such assets.

                        (h) Except as disclosed on Schedule 2.14(h), there has been no "reportable event" as that term is defined in section 4043 of ERISA and the regulations thereunder with respect to the Pension Plans subject to Title IV of ERISA that would require the giving of notice or any event requiring disclosure under section 404(c)(3)(C) or 4063(a) of ERISA.

                        (i) Except as disclosed on Schedule 2.14(i), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee or group of employees; (ii) increase any benefits otherwise payable under any Employee Benefit Plan or Pension Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits. Except as disclosed on Schedule 2.14(i), there are no severance agreements, employment agreements, or consulting agreements between Everlast and any employee or any individual which provide for payments over a period in excess of one year or which when aggregated with all such agreements or arrangements provides for total payments in excess of $100,000. True, correct and complete copies of all such severance agreements, employment agreements and consulting agreements have been provided to AAGP.

                        (j) Except as disclosed on Schedule 2.14(j) hereto, no stock or other security issued by Everlast or any of its subsidiaries forms or has formed a part of the assets of any Pension Plan or Employee Benefit Plan within the last five years.

                        (k) Except as disclosed on Schedule 2.14(k), all contributions to, and payments from, each Pension Plan and Employee Benefit Plan that have been required to be made in accordance with the terms of such plans and, when applicable, section 302 of ERISA or section 412 of the Code, have been timely made; (ii) there has been no application for or waiver of the minimum funding standards of section 412 of the Code with respect to the Pension Plan; and (iii) none of the Pension Plans has an "accumulated funding deficiency" within the meaning of section 412(a) of the Code as of the end of the most recently completed plan year. As of the most recent valuation date for each Pension Plan that is a "defined benefit pension plan," as defined in section 3(35) of ERISA (hereinafter a "Defined Benefit Plan"), there was not any amount of "unfunded benefit liability." None of Stockholder nor Everlast is not aware of any facts or circumstances that could change the funded status of any such Defined Benefit Plan. Everlast has furnished AAGP with the most recent actuarial report or valuation with respect to each Defined Benefit Plan.

                        (l) Except as disclosed on Schedule 2.14(l), all premium payments due to the Pension Benefit Guaranty Corporation pursuant to section 4007 of ERISA prior to the date hereof have been timely paid.

                        (m) Except as disclosed on Schedule 2.14(m), there are no investigations by any Governmental Authority, other claims, suits or proceedings against or involving any Pension Plan or Employee Benefit Plan, and no events of default that could give rise to liability to Everlast or any ERISA Affiliate.

                        (n) Except as disclosed on Schedule 2.14(n), no employee or former employee of Everlast or any ERISA Affiliate is, by reason of such employee's or former employee's employment, entitled to receive any benefits, including without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment, other than (i) death or retirement benefits under an Pension Plan; or (ii) continuation coverage pursuant to section 4980B of the Code.

                        (o) Except as disclosed on Schedule 2.14(o), Everlast has not incurred, nor, after the Closing, will Everlast or AAGP incur, any liability under Section 4980B of the Code with respect to any failure to comply by Everlast with the continuation health care coverage requirements of Section 4980B of the Code and Sections 601 and 608 of ERISA, which failure occurs with respect to any person who is or was a qualified beneficiary of an Employee (as defined in Section 4980B(g)(1) of the Code).

                        Section  2.15  Labor  Matters.  Except  as set  forth on
Schedule 2.15 hereto, none of Everlast's employees is represented by any labor union, association or other organization. Neither Everlast nor the Stockholders have received any notice from any labor union, association or other organization, other than those labor unions, association or other organizations set forth in Schedule 2.15 hereto, that it represents or intends to represent Everlast's employees. Everlast has complied with all applicable laws affecting employment and employment practices, terms and conditions of employment and wages and hours. Neither Everlast nor the Stockholders have received any notice of and there is no complaint alleging unfair labor practices against Everlast pending, or to the knowledge of Everlast or the Stockholders, threatened before the National Labor Relations Board or any other charges or complaints pending, or to the knowledge of Everlast or the Stockholders, threatened before the Equal Employment Opportunity Commission, any state or local Human Rights Commission or any other state or local agency in respect of labor or employment matters. No labor strike, material dispute, slowdown or stoppage has occurred with respect to Everlast's employees and there is no labor strike, material dispute, slowdown or stoppage pending or, to the knowledge of Everlast, threatened with respect to Everlast's employees. Schedule 2.15 hereto sets forth all pending grievances or arbitration proceedings against Everlast with respect to Everlast' operation of the Business.

                        Section 2.16 Environmental Matters. (a) The defined terms used herein have meanings set forth on Exhibit I For purposes of this
Section 2.16, Everlast and Everlast Holding include any entity which is, in whole or in part, a predecessor of Everlast or Everlast Holding, respectively.

                        (b)         Except as disclosed on Schedule 2.16:

                                    (i) no notice, notification, demand, request
                                    for    information,    citation,    summons,
                                    complaint  or  order  has  been  issued,  no
                                    complaint  has been  filed,  no penalty  has
                                    been  assessed and to  Everlast's,  Everlast
                                    Holding's  or  Stockholder's  knowledge,  no
                                    investigation,   proceeding   or  review  is
                                    pending,  or threatened by any  governmental
                                    entity  or  other   person  or  entity  with
                                    respect  to any  (A)  alleged  violation  by
                                    Everlast   or   Everlast   Holding,   or  to
                                    Everlast's,     Everlast    Holdings's    or
                                    Stockholder's    knowledge,   any   previous
                                    occupants  ("Previous   Occupants")  of  any
                                    property  (individually,  a  "Property"  and
                                    collectively, the "Properties"),  including,
                                    without limitation, the Leased Real Property
                                    and  the  Owned   Real   Property,   now  or
                                    previously  leased,  owned  or  operated  by
                                    Everlast   or  Everlast   Holding,   of  any
                                    Environmental  Law or liability  thereunder,
                                    (B) alleged  failure by Everlast or Everlast
                                    Holding,   or  to   Everlast's   ,  Everlast
                                    Holding's or Stockholder's knowledge, by any
                                    of  the  Previous  Occupants,  to  have  any
                                    Environmental    Permits,    (C)   Regulated
                                    Activity  on  any  of  the  Properties;  (D)
                                    Hazardous  Substances Released on any of the
                                    Properties;  (E) condition  which would give
                                    rise  to  any   liability   of  Everlast  or
                                    Everlast  Holding  under  any  Environmental
                                    Laws;

                                    (ii)  (A)  neither   Everlast  nor  Everlast

                                    Holding   or   to    Everlast's,    Everlast
                                    Holdings's or Stockholder's  knowledge,  any
                                    Previous  Occupants,   has  engaged  in  any
                                    Regulated  Activity  and  (B)  no  Regulated
                                    Activity has occurred at or on any of the Properties;

                                    (iii)    no    polychlorinated    biphenyls,
                                    radioactive  material,   urea  formaldehyde,
                                    lead, asbestos, asbestos-containing material
                                    or  underground   storage  tank  (active  or
                                    abandoned) is or has been present at any of the Properties;

                                    (iv)  no   Hazardous   Substance   has  been
                                    Released  (and  no   notification   of  such
                                    Release has been filed or made) or is present (whether or not in a reportable or threshold planning quantity) at, on or under any of the Properties;

                                    (v) neither Everlast nor Everlast Holding or
                                    Stockholder have received any notice that it
                                    is or may be liable under Environmental Laws
                                    at any of the  Properties or any property to
                                    which  Everlast  or  Everlast  Holding  has,
                                    directly  or   indirectly,   transported  or
                                    arranged  for  the  transportation  of,  any
                                    Hazardous  Substances which is listed or, to
                                    Everlast's,     Everlast     Holding's    or
                                    Stockholder's   knowledge,    proposed   for
                                    listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up; and

                                    (vi) there are no liens under  Environmental
                                    Laws on any of the Properties; no government
                                    actions  have  been  taken  or  are,  to the
                                    knowledge of Everlast,  Everlast  Holding or
                                    Stockholder, in process, which could subject
                                    any of such  properties  to such  liens  and
                                    neither  Everlast nor  Everlast  Holding are
                                    now   required   to  place  any   notice  or
                                    restriction relating to Hazardous Substances on any deed to the Properties.

            (c) AAGP may have an environmental audit of the Properties conducted, which audit shall be conducted by a firm selected by AAGP at AAGP's expense. Everlast Holding, Everlast and Stockholders shall cooperate in connection therewith, including without limitation granting AAGP reasonable access to any of the Properties.

            (d) Except as identified on Schedule 2.16 hereto, there have been no environmental studies, reports, investigations, audits, tests, reviews or other analyses made or prepared relating to the current or prior business of Everlast Holding or Everlast or any of the Properties which has not been delivered to AAGP at least ten business days prior to the date hereof.

                        Section 2.17 Illegal Payments. Everlast has not, nor have any of the Stockholders, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of Everlast, which Everlast or any of the Stockholders know or have reason to believe to have been illegal under any federal, state or local laws or the laws of any other country having jurisdiction. Everlast and the Stockholders have not participated, jointly or individually, directly or indirectly, in any boycotts affecting any of its actual or potential customers.

                        Section 2.18 Business Relationships. Although there can be no assurance that such relationships or arrangements will continue, except as set forth on Schedule 2.18 hereto, Everlast and the Stockholders do not have material business relationships or arrangements of any nature whatsoever which they know or have reason to believe will not be available to the Surviving Corporation, following the consummation of the transactions contemplated hereby, on substantially the same terms or conditions as they are currently available to Everlast.

                        Section 2.19 Suppliers and Customers. Except as set forth on Schedule 2.19 hereto, no material supplier or customer of Everlast has during the past twelve months canceled or otherwise terminated its services or supplies to Everlast or its use or purchase of Everlast's products and services, or has communicated any threat to Everlast's management to do so. Except as set forth on Schedule 2.19 hereto, Everlast and Ben Nadorf do not have any knowledge that any material supplier or customer intends to cancel or otherwise terminate their relationship with Everlast or the usage or purchase of the products and services of Everlast or that the transactions contemplated by this Agreement will result in any such termination.

                        Section 2.20 Restrictive Documents or Laws. Except as set forth on Schedule 2.20 hereto, neither Everlast Holding nor Everlast is a party to or is bound under any, and there is no pending, proposed or, to the best of Everlast Holding's, Everlast's and Ben Nadorf's knowledge, threatened certificate, mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree, or any similar restriction which has, or reasonably could be expected to have, a Material Adverse Effect with respect to Everlast.

                        Section 2.21 Properties.

                        (a) Schedule 2.21(a) hereto contains a correct and complete schedule of all leases, subleases, easements, licenses and other agreements of like kind, as amended, modified or supplemented to date (collectively, the "Leases"), under which Everlast occupies or has the right to occupy any real property (the land, buildings and other improvements covered by the Leases being referred to hereinafter as the "Leased Real Property.") Copies of all Leases have been delivered to AAGP. Each Lease is valid, binding and in full force and effect and enforceable against the parties thereto in accordance with its respective terms; all rent and other sums and charges payable by or to Everlast, as appropriate, as tenant, sublessor or sublessee thereunder are current. Except as listed on
            Schedule 2.21(a) hereto, no notice of default or termination under any Lease is outstanding, no termination event or condition or uncured default on the part of Everlast or, to Everlast's and Ben Nadorf's knowledge, on the part of the counterparty, exists under any Lease, and no event has occurred and no condition exists, and the consummation of the transactions contemplated by this Agreement will not create or result in an event or condition, which with the giving of notice or the lapse of time (or both) would constitute such a default or termination event or condition. Neither Ben Nadorf nor Everlast has any ownership interest in the landlord under any Lease. Everlast holds valid leasehold title to the properties identified on
            Schedule 2.21(a).

                        (b) Everlast is owner of valid fee title to the real property listed on Schedule 2.21(b) hereto (such real properties being referred to hereinafter as the "Owned Real Property"), which Schedule contains a complete legal description of each such parcel of real property. Except for Permitted Liens and as listed on
            Schedule 2.21(b) hereto, all real property and leasehold interests of Everlast are held free and clear of all mortgages, liens, security interests, covenants, restrictions or encumbrances of any nature whatsoever and Everlast has furnished AAGP copies of all title, engineering, geologic and environmental reports and surveys prepared by or for Stockholders or Everlast in respect of such real property or Leased Real Property.

                        (c) Neither  Stockholders  nor  Everlast  have  received
            notice, and Everlast has no knowledge of any pending or threatened condemnation proceeding affecting any real property of Everlast or any sale or other disposition of the real property of Everlast in lieu of condemnation.

                        (d) Except as provided in the Leases,  Everlast does not
            own or hold, and is not obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell or dispose of the real property of Everlast or any portion thereof or interest therein.

                        (e) Except as listed on Schedule 2.21(e) hereto, no financing statement under the Uniform Commercial Code or similar law naming Everlast as debtor has been filed in any jurisdiction in respect of any of its properties, and Everlast is not a party to or bound under any agreement or legal obligation authorizing any party to file any such financing statement.

                        (f) Schedule 2.21(f) hereto contains a complete and accurate list of all machinery, equipment, inventory, tooling, parts, furniture, supplies and other tangible personal property owned or used by Everlast valued at $100,000 or above, including, without limitation, the equipment capitalized for financial statement reporting purposes on the Financial Statements. It is understood that a disposition of any single item of tangible personal property with a net value on Everlast's books of more than $100,000 shall not be deemed to be a disposition in the ordinary course of business. The assets of Everlast are being maintained at normal levels adequate for the conduct of the business of Everlast as currently conducted and include all proprietary rights and other properties and assets applicable to or used in connection with the business of Everlast All assets of Everlast are in suitable condition and repair, except for ordinary wear and tear.

                        (g) The  inventory  of Everlast is being  maintained  at
            normal levels adequate for the continuation of its business as presently being conducted. The inventory shown on the books of Everlast at the close of business on the day before the Closing Date, will be, in the aggregate, substantially useable and saleable in the ordinary course of business of Everlast in accordance with the customary past practice and as valued by Everlast. Such valuation and physical inventory shall be delivered to AAGP.

                        Section 2.22 Contracts and Commitments. Schedule 2.22 hereto lists all personal property leases, contracts, agreements, contract rights, license agreements, franchise rights and agreements, policies, purchase and sales orders, quotations and executory commitments, instruments, third party guaranties, indemnifications, arrangements, obligations and understandings, whether oral or written, to which Everlast is a party (whether or not legally bound thereby) (collectively, the "Contracts"), other than purchase and sale orders, quotations and executory commitments incurred in the ordinary course of business of Everlast that are currently in effect and are not reasonably expected to exceed $50,000, if relating to capital expenditures or acquisition, or $10,000, if relating to rental or use of equipment, other personal property or fixtures. Each of the Contracts is valid and binding, in full force and effect and enforceable against Everlast and the other entities that are parties thereto in accordance with its provisions. Other than as set forth on Schedule 2.22, Everlast has not assigned, mortgaged, pledged, encumbered, or otherwise hypothecated any of its right, title or interest under any of the Contracts. Except as set forth on Schedule 2.22 hereto, neither Everlast, nor any other party thereto is in violation of, in default in respect of nor has there occurred an event or condition which, with the passage of time or giving of notice (or both), would constitute a material violation or a default of any Contract. No notice has been received by Stockholders or Everlast claiming any such default by Everlast or indicating the desire or intention of any other party thereto to amend, modify, rescind or terminate the same.

                        Section 2.23 Accounts Receivable. All accounts receivable and notes receivable reflected in the Financial Statements and any account receivable and notes receivable arising between the date of such Financial Statements and the Closing Date are or will be, to the extent not collected between the date hereof and the Closing Date, subsisting; arose or will arise in the ordinary and usual course of business; and except for the reserves set forth in the Financial Statements and reserves established thereafter in accordance with Everlast's prior practice, credit experience and GAAP consistently applied, are not and will not be subject to any counterclaim, set-off or defense and are not, and will not be, subject to any lien, charge or encumbrance of any nature.

                        Section  2.24  Officers,   Employees  and  Compensation.
Schedule 2.24 hereto lists and describes as of the date hereof, the base salary, fringe benefits and perquisites of any key employee of Everlast (other than temporary employees) whose total compensation for the fiscal year ending December 31, 2000 is estimated to exceed $50,000. Except as disclosed on
Schedule 2.24 hereto, there are no other forms of compensation paid by Everlast to any such officer or key employee. Except as disclosed on Schedule 2.24 hereto, the provisions for wages and salaries accrued on the Financial Statements are and will be adequate to reflect all obligations for wages and salaries and other compensation to Everlast's employees through December 31, 1999 including, without limitation, vacation pay, sick pay, and all commissions and other fees due and payable to agents, salesmen and other employees of Everlast. Except as listed on Schedule
2.24 hereto, Everlast is not obligated, directly or indirectly, to any director or shareholder of Everlast or any person related to such person by blood or marriage, except for current liability for compensation. No shareholder or director and no "affiliate" or "associate" (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act")) thereof holds any position or office with or has any material financial interest, direct or indirect, in any supplier, customer or account of, or other outside business that has material transactions with Everlast. Schedule 2.24 hereto sets forth any rights of employees under existing contracts with Everlast in respect of severance arrangements.

                        Section 2.25 Banks; Safe Deposit Boxes. Schedule 2.25 hereto lists the names and locations of all banks at which Everlast has an account and/or safe deposit boxes, the numbers of any such accounts and the names of all persons authorized to draw thereon or to have access thereto.

                        Section 2.26 Books of Account; Records. The general ledgers, books of account and other records of Everlast are complete and correct, have been maintained in accordance with good business practices and the matters contained therein are appropriately and accurately reflected in the Financial Statements.

                        Section 2.27 Complete Disclosure. No representation or warranty made by Everlast, Everlast Holding or the Stockholders in this Agreement, and no exhibit, schedule, statement, certificate or other writing furnished to AAGP or New Corp. by or on behalf of Everlast, Everlast Holding or the Stockholders pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain, any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

                        Section 2.28 Formation and Authority of Everlast Holding Everlast Holding was formed solely for the purposes of the Merger and engaging in the transactions contemplated hereby. As of the date hereof and the Closing Date, all issued and outstanding shares of capital stock of Everlast Holding are and will be directly owned by the Stockholders. There are not as of the date hereof, and there will not be as of the Closing Date, any outstanding or authorized options, warrants, calls rights, commitments, or any other agreements requiring Everlast Holding to issue, transfer, sell, purchase, redeem, or acquire any shares of its capital stock. As of the date hereof and the Closing Date, except for the obligations or liabilities incurred in connection with its incorporation or organization in the transactions contemplated hereby, Everlast Holding has not or will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities, or engaged in any activities of any kind whatsoever or entered into any agreements or arrangements with any person or entity.

                                   ARTICLE III
                                   -----------
                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS
                 ----------------------------------------------

                        Each Stockholder individually hereby represents and warrants to the AAGP and New Corp., with respect to such Stockholder, as of the date hereof as follows:

                        Section 3.1 Shares. Each Stockholder owns the number of shares of Everlast Common Stock as set forth next to its name on Schedule I hereto, free and clear of all liens, claims or encumbrances except as set forth on Schedule 3.1 hereto. Each Stockholder has full right, power, legal capacity and authority to transfer and deliver the shares of Everlast Common Stock pursuant to this Agreement.

                        Section   3.2   Stockholder's   Addresses,   Access   to
Information, Experience, Etc.

                        (a) The address set forth on Schedule I hereto is each Stockholder's true and correct business, residence or domicile address.
Each Stockholder has received and read and is familiar with the terms of this Agreement. Each Stockholder or his representative has had an opportunity to ask questions of and receive answers from representatives of AAGP concerning the terms and conditions of this transaction. Each Stockholder or his representative has substantial experience in evaluating non-liquid investments, and is capable of evaluating the merits and risks of an investment in AAGP (or has consulted with a purchaser representative who has such experience).

                        (b) Each Stockholder or his representative acknowledges that it has had an opportunity to evaluate all information regarding AAGP as it has deemed necessary or desirable in connection with the transactions contemplated by this Agreement, has independently evaluated the transactions contemplated by this Agreement and has reached its own decision to enter into this Agreement.

                        Section 3.3 Purchase Entirely for Own Account. The Payment Shares to be received by each Stockholder and the Additional Shares will be acquired for investment for each Stockholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. The Stockholders each have no present plan or arrangement to dispose of the Payment Shares and the Additional Shares.

                        Section 3.4 Restricted Securities. Each Stockholder or his representative understands and acknowledges that the Payment Shares and the Additional Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this regard, each Stockholder represents that it is familiar with Rule 144 promulgated under the Securities Act ("Rule 144"), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Each Stockholder further acknowledges that the issuance of the Payment Shares and the Additional Shares are intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) of the Securities Act. In furtherance thereof, such Stockholder represents and warrants to AAGP and New Corp. as follows:

                        (i) Such Stockholder has no need for liquidity with respect to his investment in AAGP; and

                        (ii) Such Stockholder (together with such Stockholder's Stockholder Representative(s) (which term is used herein with the same meaning as given in Rule 501(h) of Regulation D promulgated under the Securities Act), if any), has such knowledge and experience in financial, and business matters as to be capable of evaluating the merits and risks of an investment in the Payment Shares and the Additional Shares. If such Stockholder has appointed a Stockholder Representative, such Stockholder has been advised by such Stockholder Representative as to the merits and risks of an investment in AAGP in general and the suitability of an investment in the Payment Shares and the Additional Shares for such Stockholder in particular.

                        Section  3.5  Legends.   It  is   understood   that  the
certificates evidencing the Payment Shares and the Additional Shares may bear a legend substantially as follows:

                        "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                        The legends referred to above shall be removed by AAGP from any certificate at such time as the holder of the shares represented by the certificate delivers an opinion of counsel reasonably satisfactory to AAGP to the effect that such legend is not required in order to establish compliance with any provisions of the Securities Act, or at such time as the holder of such shares satisfies the requirements of Rule 144(k) under the Securities Act, provided that AAGP has received from the holder a written representation that
(i) such holder is not an affiliate of AAGP and has not been an affiliate of AAGP during the preceding three months, (ii) such holder has beneficially owned the shares represented by the certificate for a period of at least two years or such shorter period as required by Rule 144(k), and (iii) such holder otherwise satisfies the requirements of Rule 144(k) as then in effect with respect to such shares.

                        Section 3.6 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by or on behalf of Stockholders and Everlast in such a manner as not to give rise to any claim against New Corp. and AAGP.


                                   ARTICLE IV
                                   ----------
              REPRESENTATIONS AND WARRANTIES OF AAGP AND NEW CORP.
              ----------------------------------------------------

                        AAGP and New Corp. represent and warrant to Stockholders and Everlast as of the date hereof as follows:

                        Section 4.1 Corporate Existence. Each of AAGP and New Corp. is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                        Section 4.2 Authorization; Validity. Each of AAGP and New Corp. has all requisite corporate power and authority to enter into this
Agreement, the Option Grant Agreement to be entered into by and between New Corp. and George Q Horowitz substantially in the form of Exhibit E(the "George Horowitz Option Agreement"), the Consulting Agreement to be entered into by and between New Corp and David Shechet substantially in the forms of Exhibit D (the "David Shechet Consulting Agreement"), the Employment Agreements to be entered into by and between New Corp and each of Ben Nadorf and Wayne Nadorf substantially in the form of Exhibits B & C, respectively, (the "Ben Nadorf Employment Agreement" and the "Wayne Nadorf Employment Agreement", respectively), the Registration Rights Agreement to be entered into by and among AAGP and the Stockholders substantially in the form of Exhibit F (the "Registration Rights Agreement," and together with the George Horowitz Option Agreement, the Ben Nadorf Employment Agreement, the David Shechet Consulting
Agreement and the Wayne Nadorf Employment Agreement, the "Ancillary Agreements"), perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All necessary corporate action has been taken by each of AAGP and New Corp. with respect to the execution, delivery and performance by each of AAGP and New Corp. of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby. Assuming the due execution and delivery of this Agreement and the Ancillary Agreements by, among others, the Stockholders, Everlast Holding, Everlast, and the other parties thereto (to the extent each is a party thereto), each of this Agreement and the Ancillary Agreements to which it is a party, is a legal, valid and binding obligation of each of AAGP and New Corp., enforceable against each of AAGP and New Corp. in accordance with its terms, except (i) as such ability to enforce may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws of public policy. There does not exist any circumstances that would operate to terminate, reduce, alter or impair the obligation of AAGP to redeem the Redeemable Preferred Stock and to issue Make-Whole Shares or that give rise to any defense to the performance of AAGP's obligation to redeem the

Redeemable Preferred Stock and to issue Make-Whole Shares in accordance with the terms of this Agreement and their respective Certificates of Designation.

                        Section 4.3 Capitalization. The authorized capital stock of AAGP consists of (i) 10,000,000 shares of AAGP Common Stock, 2,492,581 of which were issued and outstanding at March 31, 2000 and (ii) 100,000 shares of Class A Common Stock, all of which were issued and outstanding at March 31, 2000. Schedule 4.3 hereto provides a list of outstanding options granted as of the date of this Agreement under AAGP's 1993 Employee Stock Option Plan and 1995 Non-Employee Director Stock Option Plan. No later than the Closing Date, the authorized capital stock will consist of (i) 19,000,000 shares of AAGP Common Stock, (ii) 100,000 shares of Class A Common Stock, and (iii) 1,000,000 shares of Preferred Stock. The capital stock of AAGP is duly authorized and all issued capital stock has been duly and validly issued and is fully paid and nonassessable and free of preemptive rights. The Payment Shares are duly authorized and when issued in accordance with the terms and conditions of this Agreement, will be validly issued, fully paid and nonassessable. The Payment Shares are not subject to any preemptive rights or other similar restrictions. The authorized capital stock of New Corp. consists of 100 shares of common stock, $.01 par value per share, all of which are issued and outstanding and owned by AAGP. The capital stock of New Corp. is duly authorized and all issued capital stock has been duly and validly issued and is fully paid and nonassessable and free of preemptive rights. The shares of New Corp Common Stock are duly authorized and when issued in accordance with the terms and conditions of this Agreement, will be validly issued, fully paid and nonassessable.

                        Section 4.4 Litigation. There is no claim, litigation, action, suit, proceeding, investigation or inquiry, administrative or judicial, pending or, to the knowledge of AAGP, threatened against AAGP or New Corp., at law or in equity, before any federal, state or local court or regulatory agency, or other governmental authority, which might have an adverse effect on AAGP's or New Corp.'s ability to perform any of its respective obligations under this Agreement or upon the consummation of the transactions contemplated by this Agreement.

                        Section 4.5 No Breach of Statute or Contract. Neither the execution and delivery of this Agreement and the Ancillary Agreements, nor the consummation by AAGP or New Corp. of the transactions contemplated hereby or thereby, nor compliance by AAGP or New Corp. with any of the provisions hereof and thereof, will violate or cause a default under any statute (domestic or foreign), judgment, order, writ, decree, rule or regulation of any court or governmental authority applicable to AAGP, New Corp. or any of AAGP's material properties; breach or conflict with any of the terms, provisions or conditions of the Certificates of Incorporation or By-laws of AAGP or New Corp.; or violate, conflict with or breach any agreement, contract, mortgage, instrument, indenture or license to which AAGP or New Corp. is party or by which AAGP or New Corp. is or may be bound, or constitute a default (in and of itself or with the giving of notice, passage of time or both) thereunder, or result in the creation or imposition of any encumbrance upon, or give to any other party or parties, any claim, interest or right, including rights of termination or cancellation in, or with respect to any of AAGP's properties.

                        Section 4.6 SEC Reports and Financial Statements. Since January 1, 1998, AAGP has filed with the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, statements and other documents required to be filed by it under the Securities Act and the Exchange Act (as such documents have been amended or supplemented since the time of their filing, collectively, the "SEC Reports"). As of their respective dates, the SEC Reports (including without limitation, any financial statements or schedules included therein) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Securities Act and Exchange Act (as the case may be) and all applicable rules and regulations of the SEC promulgated thereunder. Each of the consolidated financial statements included in the SEC Reports has been prepared from, and are in accordance with, the books and records of AAGP, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated results of operations and cash flows (and changes in financial position, if any) of AAGP as at the dates thereof or for the periods presented therein. Since June 30, 2000 (the end of the period covered by the last quarterly report on Form 10-Q filed by AAGP with the SEC), there has been no material adverse change in the business, financial condition and results of operations of AAGP and AAGP has not entered into an agreement or contract which is not in the ordinary course of business.

                        Section 4.7 Absence of Undisclosed Liabilities. Except as disclosed in the SEC Reports or as incurred in the ordinary course of business, AAGP has no material debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or other, whether due or to become due, that would have a Material Adverse Effect.

                        Section 4.8 Complete Disclosure. No representation or warranty made by AAGP or New Corp. in this Agreement, and no exhibit, schedule, statement, certificate or other writing furnished to Everlast or Stockholders by or on behalf of AAGP or New Corp. pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain, any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

                        Section 4.9 Formation and Authority of New Corp. New Corp. was formed solely for the purposes of the Merger and engaging in the transactions contemplated hereby. As of the date hereof and the Closing Date, all issued and outstanding shares of capital stock of New Corp. are and will be directly owned by AAGP. There are not as of the date hereof, and there will not be as of the Closing Date, any outstanding or authorized options, warrants, calls rights, commitments, or any other agreements requiring New Corp. to issue, transfer, sell, purchase, redeem, or acquire any shares of its capital stock. As of the date hereof and the Closing Date, except for the obligations or liabilities incurred in connection with its incorporation or organization in the transactions contemplated hereby, New Corp. has not or will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities, or engaged in any activities of any kind whatsoever or entered into any agreements or arrangements with any person or entity.

                        Section 4.10 Filings. Except (a) for the filing of the Certificate of Merger with the Secretary of the State of Delaware and any other appropriate documents with the relevant authorities of other states in which New Corp. or Everlast is qualified to do business, and (b) as described on Schedule
4.10 hereto, no consent, approval, or action of, filing with, or notice to any Governmental Authority of other public or private third party is necessary or required under any of the terms, conditions, or provisions of any law or order of any Governmental Authority or any contract to which AAGP or New Corp. or any of their respective assets or properties is bound for the execution and delivery of this Agreement by AAGP or New Corp., the performance by AAGP and New Corp. of their respective obligations hereunder, or the consummation of the transactions contemplated hereby.

                                    ARTICLE V
                                    ---------
                                    COVENANTS
                                    ---------

                        Section 5.1 Covenants of Everlast Regarding Conduct of Business Operations Pending the Closing. Everlast covenants and agrees that between the date of this Agreement and the Closing Date, Everlast will carry on its business in the ordinary course and consistent with past practice, will use its best efforts to (a) preserve its respective business organization intact,
(b) retain the services of its respective present employees, and (c) preserve the good will of its respective suppliers and customers, and will not, except in the ordinary course of business, purchase, sell, lease or dispose of any property or assets or incur any liability or enter into any other extraordinary transaction. By way of amplification and not limitation, Everlast shall not, between the date of this Agreement and the Closing Date, directly or indirectly, do any of the following without the prior written consent of the AAGP:

                        (i) execute any contract, agreement, license (as to which written consent may not be unreasonably withheld) or other instrument which is material for the Business;

                        (ii) make any distribution, bonus or loan to its shareholders or family members of its shareholders from the date hereof until the Closing Date;

                        (iii) (a) issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its capital stock, or any other ownership interest; (b) amend or propose to amend its Articles of Incorporation; (c) split, combine or reclassify any of its outstanding shares, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect thereto; or (d) redeem, purchase or otherwise acquire any shares of its capital stock;

                        (iv) (a) make any acquisition (by merger, consolidation, or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof; (b) except in the ordinary course of business and in a manner consistent with past practice, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any of its assets; (c) other than under any existing credit facility, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, partnership, firm or corporation, or make any loans or advances to any individual, partnership, firm, or corporation, or enter into any contract or agreement to do so, except in the ordinary course of business and consistent with past practice; (d) authorize any single capital expenditure or series of related capital expenditures each of which is in excess of $10,000; or (e) release or assign any indebtedness owed to it or any claims held by it, except in the ordinary course of business and consistent with past practice;

                        (v) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to the grant of any severance or termination pay (otherwise than pursuant to its policies in effect on the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof;

                        (vi) make any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice) under any Employee Benefit Plan to any employee, independent contractor or consultant, enter into any new Employee Benefit Plan or any new consulting agreement, grant or establish any awards under such Employee Benefit Plan or agreement, in any such case providing for payments or awards having a fair market value of more than, $10,000, or adopt or otherwise amend any of the foregoing;

                        (vii) change any accounting policies or procedures (including without limitation its procedures with respect to the payment of accounts payable), other than such changes deemed necessary to comply with U.S. GAAP or required as a result of a change in law;

                        (viii) take, or agree in writing or otherwise to take, any of the foregoing actions or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect as of the date when made.

                        Section 5.2 Covenant Against Disclosure. (a) Everlast, Everlast Holding and each of the Stockholders each agree not to (i) disclose to any person, association, firm, corporation or other entity (other than AAGP, New Corp. or those designated in writing by AAGP and New Corp.) in any manner, directly or indirectly, any confidential information or data relevant to AAGP, whether of a technical or commercial nature, or (ii) use, or permit or assist, by acquiescence or otherwise, any person, association, firm, corporation or other entity (other than AAGP, New Corp. or those designated in writing by AAGP and New Corp.) to use, in any manner, directly or indirectly, any such information or data, excepting only use of such data or information as is at the time generally known to the public and which did not become generally known through any breach by Everlast, Everlast Holding, or any of the Stockholders of any provision of this Section 5.2(a) and further excepting disclosure that is required pursuant to law or the order of a court of competent jurisdiction, or other legal process or authority, it being understood, however, that Everlast, Everlast Holding and Stockholders will provide AAGP and New Corp. with prompt notice of the requirement for such disclosure as soon as practical after Everlast, Everlast Holding or any Stockholder is notified thereof and prior to its disclosure thereof so as to enable AAGP and New Corp., at AAGP's and New Corp.'s sole cost and expense, to challenge the order compelling such disclosure if AAGP and New Corp. so desire.

                        (b) AAGP and New Corp. agree not to (i) disclose to any person, association, firm, corporation or other entity (other than Everlast, Everlast Holding, each of the Stockholders or those designated in writing by Everlast, Everlast Holding and the Stockholders) in any manner, directly or indirectly, any confidential information or data relevant to Everlast, whether of a technical or commercial nature, or (ii) use, or permit or assist, by acquiescence or otherwise, any person, association, firm, corporation or other entity (other than Everlast, Everlast Holding, the Stockholders or those designated in writing by Everlast, Everlast Holding and the Stockholders) to use, in any manner, directly or indirectly, any such information or data, excepting only use of such data or information as is at the time generally known to the public and which did not become generally known through any breach by AAGP or New Corp. of any provision of this Section 5.2(b) and further excepting disclosure that is required pursuant to law or the order of a court of competent jurisdiction, or other legal process or authority, it being understood, however, that AAGP and New Corp. will provide Everlast, Everlast Holding and the Stockholders with prompt notice of the requirement for such disclosure as soon as practical after AAGP or New Corp. is notified thereof and prior to its disclosure thereof so as to enable Everlast, Everlast Holding and the Stockholders, at their cost and expense, to challenge the order compelling such disclosure if Everlast, Everlast Holding and the Stockholders so desire.

                        Section 5.3 Covenant Against Hiring. Stockholders each understand and acknowledge that in AAGP's view, it is essential to the successful operation of Everlast that AAGP retain substantially unimpaired Everlast's operating organization. Neither the Stockholders nor Everlast shall take any action which would induce any employee or representative of Everlast not to become or continue as an employee or representative of the Surviving Corporation, other than immediate family members of the Stockholders. Without limiting the generality of the foregoing, Stockholders shall not, whether directly or indirectly, through any subsidiary or affiliate, employ, whether as an employee, officer, agent, consultant or independent contractor, or enter into any partnership, joint venture or other business association with, any person who was at any time during the 12 months preceding the Closing Date an employee, representative or officer of Everlast, for a period of 12 months after the Closing Date.

                        Section 5.4 Injunctive Relief. Each of the parties hereto acknowledge and agree that the remedy at law for any breach of any of party's obligations under Sections 5.1, 5.2, 5.3, and 5.4 hereof would be inadequate, and agree and consent that temporary and permanent injunctive relief may be granted in a proceeding that may be brought to enforce any provision of Sections 5.1, 5.2, 5.3, and 5.4 without the necessity of proof of actual damage.

                        Section 5.5 Severability. With respect to any provision of this Agreement finally determined by a court of competent jurisdiction to be unenforceable, such court shall have jurisdiction to reform such provision so that it is enforceable to the maximum extent permitted by law, and the parties shall abide by such court's determination. In the event that any provision of this Agreement cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

                        Section 5.6 Further Assurances. On and after the Closing Date, Stockholders shall prepare, execute and deliver, at Everlast's expense, such further instruments or documents, and shall take or cause to be taken such other or further action as AAGP or New Corp. shall reasonably request at any time or from time to time in order to consummate the transactions contemplated by this Agreement. On and after the Closing Date, AAGP shall prepare, execute and deliver, at AAGP's expense, such further instruments, and shall take or cause to be taken such other or further action as Stockholders shall reasonably request at any time or from time to time in order to consummate the transactions contemplated by this Agreement. On or after the Closing Date, AAGP shall, upon reasonable notice, make available the books and records of New Corp. to Stockholders and their representatives during normal business hours for the purpose of assisting Stockholders in (i) defending litigation instituted by a third party and (ii) performing their obligations under Article VIII hereof.

                        Section 5.7 Announcements. None of the parties to this Agreement shall make any public announcements prior to the Closing Date with respect to this Agreement or the transactions contemplated hereby without the written consent of the other parties hereto, except as required by law.

                        Section 5.8  Consents.  Stockholders  and Everlast  each
shall use their best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement including, without limitation, to obtain all permits, approvals (regulatory, governmental or otherwise), authorizations and consents of all third parties and to make all filings with and give all notices to third parties which may be necessary or required in order to effectuate the transactions contemplated hereby.

                        Section 5.9 George Horowitz Agreements. The Employment Agreement dated as of January 1, 2000 between AAGP and George Q Horowitz may not be amended or otherwise modified without the consent of a majority in interest of the Redeemable Preferred Stock. Upon consummation of the Merger, Mr. Horowitz shall be entitled to receive from AAGP a one time bonus resulting in net after-tax proceeds of $90,000, which Mr. Horowitz is required to use to repay certain indebtedness owed by Mr. Horowitz to AAGP.

                        Section 5.10 Ben Nadorf Employment Agreement. AAGP and Ben Nadorf shall use their commercially reasonable best efforts to enter into the Ben Nadorf Employment Agreement between AAGP and Ben Nadorf substantially in the form attached hereto as Exhibit B.

                        Section 5.11 David Shechet Consulting Agreement. AAGP and David Shechet shall use their commercially reasonable best efforts to enter into the David Shechet Consulting Agreement between AAGP and David Shechet substantially in the form attached hereto as Exhibit D.

                        Section 5.12 Wayne Nadorf Employment Agreement. AAGP and Wayne Nadorf shall use their commercially reasonable best efforts to enter into the Wayne Nadorf Employment Agreement between AAGP and Wayne Nadorf substantially in the form attached hereto as Exhibit C.

                        Section 5.13 George Horowitz Option Agreement. AAGP and George Q Horowitz shall use their commercially reasonable best efforts to enter into the George Horowitz Option Agreement between AAGP and George Q Horowitz substantially in the form attached hereto as Exhibit E.

                        Section 5.14 Registration Rights Agreement. AAGP and the Stockholders shall use their commercially reasonable best efforts to enter into the Registration Rights Agreement by and among AAGP and the Stockholders substantially in the form attached hereto as Exhibit F.

                        Section 5.15 Title Documents. Everlast Holding, Everlast, and Stockholders shall reasonably assist AAGP with respect to AAGP obtaining an updated survey, updated title commitment and Uniform Commercial Code search reports (state and local, personal property and fixture) with respect to Everlast Holding, Everlast and Stockholder, for all counties and states relating to the Owned Real Property and Leased Real Property. In connection therewith, Everlast Holding, Everlast and Stockholder shall provide to AAGP's counsel true and complete photostatic copies of all surveys and title insurance policies or commitments in Everlast Holding's, Everlast's and Stockholder's possession and covering the Owned Real Property and Leased Real Property, ten days after the date hereof.

                        Section 5.16 Life Insurance. For so long as any share of Redeemable Preferred Stock remains outstanding, AAGP shall keep in full force and effect the life insurance currently in effect on the life of Ben Nadorf, and shall solely use all proceeds realized from such life insurance to redeem any outstanding shares of Redeemable Preferred Stock on a pro rata basis.

                        Section 5.17 Substitute Consultant. If David Shechet is unable to perform services under the David Shechet Consulting Agreement due to death or disability and as a result AAGP is no longer obligated to make payments under the David Shechet Employment Agreement, Ben Nadorf or such other majority holder of outstanding Redeemable Preferred Stock may select another person or entity to examine the consolidated financial statements of AAGP on a quarterly basis. AAGP shall reimburse Ben Nadorf or such other majority holder for the costs of such person or entity up to a maximum of $30,000 per annum.

                        Section 5.18 Health Insurance. Until his death, AAGP shall use its commercially reasonable best efforts to include Ben Nadorf in the health insurance coverage it provides to members of senior management.


                                   ARTICLE VI
                                   ----------
                                CLOSING DOCUMENTS
                                -----------------

                        Section 6.1 Deliveries by Stockholders. On or prior to the Closing Date, Stockholders shall deliver to AAGP and New Corp., duly and properly executed, the following:

                        (a) A Certificate or Certificates representing the shares of Everlast Common Stock duly endorsed in blank for transfer or accompanied by separate stock powers duly executed in blank, with all necessary documentary stamps evidencing the payment of all applicable transfer taxes.

                        (b) Resignation letters, effective immediately, executed
            by each incumbent director and officer of Everlast designated by AAGP.

                        (c) Resolutions of the Boards of Directors of Everlast Holding and Everlast authorizing the execution and delivery of this Agreement by Everlast Holding and Everlast and the performance of their respective obligations hereunder, certified by their respective Secretaries.

                        (d) A  Certificate  of the  Secretary  of  State  of the
            States of New York, Delaware and the respective States of incorporation of each of the Subsidiaries, dated as of a recent date as to the good standing of Everlast Holding, Everlast, and the Subsidiaries, respectively, in such jurisdictions, along with telephonic or facsimile confirmations of such good standing on the Closing Date.

                        (e) A  Certificate  of the  Secretary  of  State of each
            state listed on Schedule 2.1, dated as of a recent date as to the good standing of Everlast Holding, Everlast or any Subsidiary, if applicable, in each such state, along with telephonic or facsimile confirmation of such good standing on the Closing Date.

                        (f) The legal opinion of counsel to Stockholders, Everlast Holding and Everlast in the form attached hereto as Exhibit G hereto.

                        (g) A  Certificate  of the  President  and  Secretary of
            Everlast Holding and Everlast in accordance with Section 7.1(iv) hereof and the satisfaction of Everlast of the conditions to closing provided for in Section 5.1 hereof.

                        (h) A Certificate  of  Stockholders  in accordance  with
            Section 7.1(iv) hereof and the satisfaction of Everlast of the conditions to closing provided for in Section 5.1 hereof.

                        (i) A  Certificate  of the Chief  Executive  Officer and
            Chief Financial Officer of Everlast as to the accuracy of the computation of the Net Current Assets.

                        (j) Such other  separate  instruments  or documents that
            AAGP may reasonably deem necessary or appropriate in order to consummate the transactions contemplated by this Agreement.

                        Section 6.2 Deliveries by AAGP and New Corp. On or prior to the Closing Date, AAGP and New Corp. shall deliver to Stockholders all duly and properly executed, the following:

                        (a) Resolutions of the Board of Directors of each of AAGP and New Corp. authorizing the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party by each of AAGP and New Corp. and the performance of its obligations hereunder and thereunder, certified by the Secretary of each of AAGP and New Corp., as the case may be.

                        (b) A Certificate of the Secretary of State of the State
            of Delaware dated as of a recent date as to the good standing of AAGP and New Corp. in the State of Delaware,

                        (c) The legal opinion of counsel to each of AAGP and New
            Corp. in the form attached hereto as Exhibit H hereto.

                        (d) A Certificate of the President and Secretary of AAGP
            and New Corp. in accordance with Section 7.2(iv).

                        (e) The  certificates  of Payment Shares to be delivered
            at Closing to Stockholders.

                        (f)  The   certificates  of  Additional   Shares  to  be
            delivered at Closing to the Stockholders.

                        (g) The certificates of Redeemable Preferred Stock to be
            delivered at Closing to the Stockholders.

                        (h) Certified checks made to each of the Stockholders in
            the amount as shown on Schedule I hereto.

                        (i) The George Horowitz Option Agreement.

                        (j) The Ben Nadorf Employment Agreement.

                        (k) The David Shechet Consulting Agreement.

                        (l) The Wayne Nadorf Employment Agreement.

                        (m) The Registration Rights Agreement.

                        (n) Such other  separate  instruments  or documents that
            Stockholders may reasonably deem necessary or appropriate in order to consummate the transactions contemplated by this Agreement.


                ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATIONS.
                ----------- ------------------------------------

                        Section 7.1 Conditions to Obligations of AAGP and New Corp. Each and every obligation of each of AAGP and New Corp. to be performed on the Closing Date shall be subject to the satisfaction as of or before the Closing Date of the following conditions (unless waived in writing by AAGP and New Corp.):

                        (a) Representations and Warranties. Stockholders' and Everlast's representations and warranties set forth in Articles II and III of this Agreement shall have been true and correct when made and shall be true and correct at and as of the Closing Date as if such representations and warranties were made as of the Closing Date. No representation or warranty of Stockholders contained in
            Article III hereof shall be deemed untrue or incorrect for the purposes of this Section 7.1(i), as a consequence of the existence of any fact, circumstance or event, unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any Section of Article III has or would have a Material Adverse Effect with respect to Everlast Holding and Everlast or the Business taken as a whole, provided, however, that as used above "Material Adverse Effect" shall exclude
            (a) any change or effect due to general economic or industry wide conditions, (b) any continuation of an adverse trend disclosed to AAGP, New Corp. or any affiliate of AAGP on or prior to the date hereof and (c) any condition described in the Schedules to this Agreement.

                        (b) Performance of Agreement. All covenants,  conditions
            and other obligations under this Agreement which are to be performed or complied with by Stockholders and Everlast Holding and Everlast shall have been fully performed and complied with on or prior to the Closing Date including, without limitation, the delivery of the fully executed instruments and documents in accordance with Section 6.2.

                        (c) No Adverse Proceeding.  There shall be no pending or
            threatened claim, action, litigation or proceeding, judicial or administrative, or governmental investigation against AAGP, New Corp., Stockholders, Everlast Holding or Everlast, for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation hereof is illegal.

                        (d) Certificates.  Each of Everlast Holding and Everlast
            and each Stockholder shall have delivered to AAGP and New Corp. its certificate, dated the Closing Date, executed by Everlast Holding's President and Secretary, and each Stockholder, respectively, to the effect that (a) the conditions set forth in subsections (i) and (ii) and, to the best knowledge of such officers and Stockholders, respectively, (iii), of this Section 7.1 have been satisfied, and
            (b) the Certificates of Incorporation and By-laws of Everlast Holding and Everlast shall have not been amended since the date upon which certified copies of each had been delivered to AAGP and New Corp. and remain in full force and effect.

                        (e) Operation of the Business. The operation of Everlast
            in the ordinary course shall have continued without material adverse change.

                        (f) Rights to Acquire  Capital  Stock.  There  shall not
            exist any rights to acquire capital stock of Everlast Holding and Everlast other than the rights of AAGP and New Corp. arising under this Agreement.

                        (g) AAGP Stockholder  Consent.  The stockholders of AAGP
            shall have affirmatively voted to (i) to amend the certificate of incorporation of AAGP to provide for the issuance of preferred stock of AAGP upon such terms as shall be designated by the Board of Directors of AAGP, (ii) to change the name of AAGP to a name that includes "Everlast," and (iii) to effect such other matters as may be necessary to consummate the Merger.

                        (h) Government  Consents and Approvals.  All filings and
            registrations with, and notifications to, all federal, state, local and foreign authorities required for consummation of the transactions contemplated by this Agreement shall have been made, and all consents, approvals and authorizations of all federal, state, local and foreign authorities and parties to contracts, licenses, agreements or instruments required for consummation of the transactions contemplated by this Agreement shall have been received and shall be in full force and effect.

                        (i) Material  Adverse  Change.  Since  December 31, 1999
            here shall not have been any material adverse change in the business, operations, financial condition, assets, liabilities, prospects of Everlast and its subsidiaries, taken as a whole.

                        Section 7.2 Conditions to Obligations of Stockholders and Everlast.

                        Each and every obligation of Stockholders, Everlast Holding and Everlast to be performed on the Closing Date shall be subject to the satisfaction as of or before the Closing Date of the following conditions (unless waived in writing by Stockholders, Everlast Holding and Everlast):

                        (a) Representations and Warranties. AAGP's and New Corp.'s representations and warranties set forth in Article IV of this Agreement shall have been true and correct when made and shall be true and correct at and as of the Closing Date as if such representations and warranties were made as of the Closing Date.

                        (b) Performance of Agreement. All covenants,  conditions
            and other obligations under this Agreement which are to be performed or complied with by AAGP and New Corp. shall have been fully performed and complied with on or prior to the Closing Date including the delivery and the fully executed instruments and documents in accordance with Section 6.2.

                        (c) No Adverse Proceeding.  There shall be no pending or
            threatened claim, action, litigation or proceeding, judicial or administrative, or governmental investigation against AAGP, New Corp., Stockholders, Everlast Holding or Everlast, for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation hereof is illegal.

                         (d) Certificate. AAGP and New Corp. shall have delivered to Stockholders a certificate, dated the Closing Date, executed by each of AAGP's and New Corp.'s President and Secretary to the effect that (a) the conditions set forth in subsections (i) and (ii) and, to the best knowledge of such officers, (iii), of this
            Section 7.2 have been satisfied and (b) the Certificate of Incorporation and By-laws of each of AAGP and New Corp. shall have not been amended since the date upon which certified copies of each had been delivered to Stockholders and remain in full force and effect.

           [The remainder of this page was intentionally left blank.]

                                  ARTICLE VIII
                                  ------------
                                 INDEMNIFICATION
                                 ---------------

                        Section 8.1 Survival of Representations,  Warranties and
                                    Agreements.

                        Subject to the limitations set forth in this Article VIII and notwithstanding any investigation conducted at any time with regard thereto by or on behalf of AAGP, New Corp. or Stockholders, Everlast Holding and Everlast all representations, warranties, covenants and agreements of AAGP and New Corp. or Stockholders, Everlast Holding and Everlast in this Agreement and in the Additional Documents (as hereinafter defined) shall survive the execution, delivery and performance of this Agreement and shall be deemed to have been made again by AAGP and New Corp. or Stockholders Everlast Holding and Everlast on and as of the Closing Date. All statements contained in any Additional Document shall be deemed representations and warranties of AAGP and New Corp. or Stockholders, Everlast Holding and Everlast as the case may be, set forth in this Agreement within the meaning of this Article. From and after the Closing, none of the parties hereto shall be liable or responsible in any manner whatsoever to any other party, whether for indemnification or otherwise, except for indemnity as expressly provided in this Article VIII, which provides the exclusive remedy and cause of action of the parties hereto with respect to any matter arising out of or in connection with this Agreement or any Schedule hereto, or any opinion or certificate delivered in connection herewith, provided that the foregoing shall not restrict each party's right to (i) seek equitable relief as provided in Section 5.4 hereof or (ii) assert a cause of action against the other party under Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder, if such other party, with actual knowledge and the intent to defraud, has (a) made an untrue statement of material fact or (b) omitted to state a material fact, in either case in connection with the transaction contemplated by this Agreement.

                        Section 8.2 Indemnification.

                        (a) Subject to the limitations set forth in this Article
            VIII,  Ben Nadorf shall  indemnify  and hold  harmless  AAGP and New
            Corp. from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses including, without limitation, interest, penalties, reasonable attorneys' fees, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred or suffered by AAGP or New Corp., directly or indirectly, as a result of or arising from the following (individually an "Indemnifiable Claim" and collectively "Indemnifiable Claims" when used in the context of AAGP or New Corp. as the Indemnified Party (as defined below)):

                                    (i) Any  inaccuracy  in or  breach of any of
                        the representations, warranties or agreements made in this Agreement by Stockholders, Everlast Holding and

                        Everlast or the non-performance of any covenant or obligation to be performed by Stockholders; or

                                    (ii)   Any   misrepresentation   in  or  any
                        omission from any certificate, schedule, exhibit or other material document (collectively, the "Additional Documents") furnished or to be furnished by or on behalf of Stockholders, Everlast Holding and Everlast in their capacity as such under this Agreement.

                        (b) Subject to the limitations set forth in this Article
            VIII, the Stockholders shall indemnify and hold harmless AAGP and New Corp. from and against any and all Damages, asserted against, resulting to, imposed upon, or incurred or suffered by AAGP or New Corp., directly or indirectly, as a result of or arising from the following (also an "Indemnifiable Claim" and collectively "Indemnifiable Claims" when used in the context of AAGP or New Corp. as the Indemnified Party (as defined below)):

                                    (i) Any  inaccuracy  in or  breach of any of
                        the representations, warranties or agreements made in this Agreement by Stockholders in Section 2.6, Section
                        2.9 or Article III hereof; and

                                    (ii) Taxes, fees or penalties that may arise
                        as a result of ongoing or future audits of any tax return filed by Everlast prior to the date of Closing by any federal, state, local foreign tax authority (provided, however, that the indemnity provided by the Stockholders shall only be with respect to 50% of the Damages).

                        (c) Subject to the limitations set forth in this Article
            VIII, AAGP shall indemnify and hold harmless Stockholders from and against any and all Damages asserted against, resulting to, imposed upon, or incurred or suffered by Stockholders, directly or indirectly, as a result of or arising from the following (individually an "Indemnifiable Claim" and collectively "Indemnifiable Claims" when used in the context of Stockholders as the Indemnified Party):

                                    (i) Any  inaccuracy  in or  breach of any of
                        the representations, warranties or agreements made by AAGP and New Corp. in this Agreement or the non-performance of any covenant or obligation to be performed by AAGP;

                                    (ii)   Any   misrepresentation   in  or  any
                        omission from any Additional Document furnished or to be furnished by or on behalf of AAGP or New Corp.; or

                                    (iii)  Any  use  by  AAGP  of  the  name  or
                        likeness of Muhammad Ali.

                        Section 8.3 Limitations on Indemnification. Rights to indemnification hereunder are subject to the following limitations:

                        (a) Neither AAGP and New Corp. nor Stockholders shall be
            entitled to indemnification hereunder with respect to an Indemnifiable Claim (or, if more than one Indemnifiable Claim is asserted, with respect to all Indemnifiable Claims) unless the aggregate amount of Damages with respect to such Indemnifiable Claim or Claims on behalf of Stockholders on the one hand, and AAGP and New Corp. on the other hand, exceeds $200,000, in which event the Indemnified Party shall be entitled to be indemnified for the full amount of all Indemnifiable Claims in excess of $200,000. The $200,000 limitation referred to above shall not apply to Stockholders', Everlast's and Everlast Holding's representations or agreements set forth in Sections 2.5 and 3.1 hereof or AAGP's representations set forth in Section 4.3 hereof.

                        (b) The  obligation  of indemnity  provided  herein with
            respect to the representations and warranties set forth in Article II (except Section 2.9) of this Agreement shall terminate one year after the Closing Date (other than for claims made prior to such date).

                        (c) The  obligation  of indemnity  provided  herein with
            respect to the  representations  and warranties set forth in Section
            2.9 of this Agreement shall terminate on:

                                    (i)  the   expiration   of  the  periods  of
                        limitations and any extensions thereof applicable to assessment and collection of federal income taxes under the Code with respect to the representations as to the absence of unpaid or undisclosed federal income taxes (including any interest, penalties or expenses) of Stockholders, Everlast and Everlast Holding; and

                                    (ii)  the   expiration  of  the  periods  of
                        limitations and any extensions thereof applicable to assessment and collection of state taxes, with respect to the representations as to the absence of unpaid or undisclosed state income taxes (including any interest, penalties or expenses) of Stockholders, Everlast and Everlast Holding.

                        (d) If, prior to the  termination  of any  obligation to
            indemnify as provided for herein, written notice of a claimed breach is given by the party seeking indemnification including in detail the basis therefor (the "Indemnified Party") to the party from whom indemnification is sought (the "Indemnifying Party") or a suit or action based upon a claimed breach is commenced against the Indemnified Party, the Indemnified Party shall not be precluded from pursuing such claimed breach or suit or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim, suit or action, by reason of the termination otherwise provided for above.

                        (e) In  calculating  the amount of any  damage,  loss or
            claim suffered or incurred by AAGP for which indemnification is sought hereunder, the amount of indemnification to which AAGP shall be entitled shall be net of any final reduction, after including income from reimbursement, in AAGP's federal income tax liability attributable to such damage, loss or claim for the tax year of AAGP in which such damages, loss or claim is incurred, and for any other future income tax benefits.

                        (f) With respect to the  indemnity  provided in Sections
            8.2(a) and (b) hereof, the Stockholders may, at their option, satisfy the indemnity obligations hereunder by requesting the AAGP offset from redemption payments required to be made by AAGP pursuant to the Redeemable Preferred Stock beginning with the next such redemption payment.


                        Section 8.4 Procedure for  Indemnification  with Respect
                                    to Third-Party Claims.

                        The Indemnified Party will give the Indemnifying Party prompt written notice of any third party claim, demand, assessment, suit or proceeding to which the indemnity set forth in Section 8.2 applies, which notice to be effective must describe said claim in reasonable detail (the "Indemnification Notice"). Notwithstanding the foregoing, the Indemnified Party shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing and the rights of the Indemnified Party to be indemnified hereunder in respect of any third party claim shall not be adversely affected by its failure to give notice pursuant to the foregoing unless and, if so, only to the extent that, the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party will have the right to control the defense or settlement, including the hiring of counsel, of any such action subject to the provisions set forth below, but the Indemnified Party may, at its election, participate in the defense of any action or proceeding at its sole cost and expense. Should the Indemnifying Party fail to defend any such action (except for failure resulting from the Indemnified Party's failure to timely give the Indemnification Notice), then, in addition to any other remedy, the Indemnified Party may settle or defend such action or proceeding through counsel of its own choosing and may recover from the Indemnifying Party the amount of such settlement, demand, or any judgment or decree and all of its costs and expenses, including reasonable fees and disbursements of counsel. The Indemnified Party will not compromise or settle any claim without the prior written consent of the Indemnifying Party which consent shall not be unreasonably withheld; provided, however, if such approval is unreasonably withheld, the liability of the Indemnified Party will be limited to the total sum represented in the amount of the proposed compromise or settlement and the amount of the Indemnified Party's reasonable counsel fees incurred in defending such claim, as permitted by the preceding sentence, accrued at the time said approval is unreasonably withheld. Notwithstanding the preceding sentence, the foregoing limitation on the liability of the Indemnified Party shall only be applicable if (i) a complete release of the Indemnifying Party is contemplated to be part of the proposed compromise or settlement of such third party claim and (ii) the Indemnifying Party withholds its consent to such compromise or settlement.

                        Section 8.5 Procedure For  Indemnification  with Respect
                                    to Non-Third-Party Claims.

                        In the event that the Indemnified Party asserts the existence of an Indemnifiable Claim (but excluding claims resulting from the assertion of liability by third parties), it shall give prompt written notice to the Indemnifying Party specifying the nature and amount of the claim asserted (the "Non-Third Party Claim Indemnification Notice"). If the Indemnifying Party, within 30 days (or such greater time as may be necessary for the Indemnifying Party to investigate such Indemnifiable Claim not to exceed 60 days), after receiving the Non-Third Party Claim Indemnification Notice from the Indemnified Party, shall not give written notice to the Indemnified Party announcing their intent to contest such assertion of the Indemnified Party (the "Contest Notice"), such assertion shall be deemed accepted and the amount of claim shall be deemed a valid Indemnifiable Claim. During the time period set forth in the preceding sentence, the Indemnified Party shall cooperate fully with the Indemnifying Party in respect of such Indemnifiable Claim. In the event, however, that the Indemnifying Party contests the assertion of a claim by giving a Contest Notice to the Indemnified Party within said period.


                                   ARTICLE IX
                                   ----------
                            MISCELLANEOUS PROVISIONS
                            ------------------------

                        Section 9.1 Notices. All notices and other communications required or permitted under this Agreement shall be deemed to have been duly given and made if in writing and if served either by personal delivery to the party for whom intended (which shall include delivery by Federal Express or similar nationally recognized service or by facsimile) or three business days after being deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by, such party:

            If to Stockholders:     At their addresses set forth on Schedule I
            ------------------
            with a copies to:       David Shechet
                                    110-11 Queens Boulevard, Apartment 20B
                                    Forest Hills, New York 11375

                                    and

                                    Lesser & Harrison
                                    Two West 45th Street
                                    New York, New York 10036
                                    Attention: Stanley C. Lesser, Esq.

            If to AAGP or           Active Apparel Group, Inc.

            New Corp.:              1350 Broadway, Suite 2300
            ---------
                                    New York, New York 10018
                                    Attention: Mr. George Q Horowitz
                                    Facsimile Number : (212) 563-0824

            with a copies to:       Edward Epstein, Esq.
                                    915 Middle River Drive, Suite 419
                                    Fort Lauderdale, Florida 33304

                                    and

                                    Olshan Grundman Frome Rosenzweig
                                      & Wolosky LLP
                                    505 Park Avenue
                                    New York, New York 10022
                                    Attention: Robert H. Friedman, Esq.

                        Section 9.2 Entire Agreement. This Agreement, the Additional Documents and the documents referred to herein embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

                        Section 9.3 Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon AAGP, New Corp., Stockholders, Everlast Holding and Everlast and their respective successors and permitted assigns, beneficiaries or personal representatives. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties except that AAGP shall have the right to assign its rights but not its obligations hereunder to any affiliate of AAGP. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

                        Section 9.4 Captions. The Article and Section headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

                        Section 9.5 Expenses of Transaction. Everlast Holding shall pay all reasonable costs and expenses incurred by it and Everlast and Stockholders in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, brokerage fees due to Chase Securities Inc., which payment or accrual of expenses shall be reflected on the Closing Date Balance Sheet, provided that all expenses related to legal, accounting and other related fees relating to the sale of Everlast in excess of $100,000, shall be the responsibility of Stockholders. AAGP shall pay all costs and expenses incurred by it and New Corp. in connection with this Agreement and the transactions contemplated hereby.

                        Section 9.6 Waiver;  Consent.  This Agreement may not be
changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by each of the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed to in writing, no waiver by that party of any condition of this Agreement or breach by any other party of any of its obligations, representations or warranties hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation or warranty by such other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by such other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

                        Section  9.7 No Third  Party  Beneficiaries.  Subject to
Section 9.3 hereof, nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement.

                        Section 9.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Facsimile signatures may be delivered; provided that original signatures follow by mail or courier.

                        Section 9.9 Gender. Whenever the context requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine or neuter gender.

                        Section 9.10 Governing Law and Jurisdiction. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of New York, without regard to the principles of conflicts of laws thereof. The parties hereto agree that any action or proceeding to enforce any right arising out of this Agreement and the Ancillary Agreements may be commenced in the Supreme Court of New York or in the United States District Court for the Southern District of New York, and the parties hereto consent to such jurisdiction, agree that venue to the extent permitted by applicable law, will be proper in such courts in any such matter, agree, that New York is the most convenient forum for litigation in any such suit, action or legal proceeding, and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to the Surviving Corporation, or as otherwise provided by the laws of the State of New York or the United States. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                        Section 9.11 Termination. (a) This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing:

                        (i) By  mutual  written  consent  of  AAGP,  New  Corp.,
            Stockholders, Everlast and Everlast Holdings.

                        (ii) By either AAGP, New Corp.,  Stockholders,  Everlast
            and Everlast Holdings if the transactions contemplated by this Agreement shall not have been consummated on or before December 31, 2000.

                        (iii) By AAGP and New Corp. if any  condition  specified
            in Section 7.1 hereto has not been met or waived by the Stockholders, Everlast Holding and Everlast at such time as such condition can no longer be satisfied;

                        (iv) By  Stockholders,  Everlast and Everlast Holding if
            any condition specified in Section 7.2 hereto has not been met or waived by AAGP and New Corp. at such time as such condition can no longer be satisfied;

                        (v) By either Stockholders, Everlast Holding and Everlast or AAGP and New Corp. if a court of competent jurisdiction or regulatory authority shall have issued a final, non-appealable order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement;

                        (b) Effect of Termination. In the event of any termination of this Agreement in accordance with this Section 9.11 hereof, this Agreement shall forthwith become void and there shall be no liability under this Agreement on the part of any party hereto or their respective affiliates, officers, directors, employees or agents by virtue of such termination.

                        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                    EVERLAST WORLDWIDE INC.
                                    (f/k/a Active Apparel Group, Inc.)


                                    By: /s/ George Q Horowitz
                                       ----------------------------------------
                                       Name: George Q Horowitz
                                       Title: CEO

                                    ACTIVE APPAREL NEW CORP.

                                    By:  /s/ George Q Horowitz
                                       ----------------------------------------
                                       Name: George Q Horowitz
                                       Title: CEO

                                    EVERLAST WORLD'S BOXING  HEADQUARTERS CORP.


                                    By: /s/ Ben Nadorf
                                       ----------------------------------------
                                       Name: Ben Nadorf
                                       Title: Pres.

                                    EVERLAST HOLDING CORP.


                                    By:  /s/ Ben Nadorf
                                       ----------------------------------------
                                       Name: Ben Nadorf
                                       Title: Pres.

                                    STOCKHOLDERS:

                                       /s/ Ben Nadorf
                                    -------------------------------------------
                                    Ben Nadorf

                                       /s/ Arlene Shechet
                                    -------------------------------------------
                                    Arlene Shechet

                                       /s/ Arthur Shechet
                                    -------------------------------------------
                                    Arthur Shechet

                                   Schedule I



--------------------------------------------------------------------------------
Stockholder        Number of
                   Shares of     Number of
                   AAGP          Shares of         Number of
                   Common        Redeemable        Shares of New
                   Stock         Preferred Stock   Common Stock     Cash Payment
--------------------------------------------------------------------------------
Ben Nadorf          112,500        40,500           342,000         $9,000,000
--------------------------------------------------------------------------------
Arlene Shechet        6,250         2,250            19,000            500,000
--------------------------------------------------------------------------------
Arthur Shechet        6,250         2.250            19,000            500,000
--------------------------------------------------------------------------------